                                                                    EXHIBIT 10.9
                                                                  CONFORMED COPY


================================================================================



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                           dated as of March 16, 2001


                                      among

                         CROSS COUNTRY TRAVCORPS, INC.,


                            The Lenders Party Hereto,

                           SALOMON SMITH BARNEY INC.,
                                  as Arranger,

                               CITICORP USA, INC.,
      as Administrative Agent, Collateral Agent, Issuing Bank and Swingline
                                     Lender,

                             BANKERS TRUST COMPANY,
                              as Syndication Agent,

                                       and

                              WACHOVIA BANK, N.A.,
                             as Documentation Agent



================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  DEFINED TERMS.................................................1
SECTION 1.02.  TERMS GENERALLY..............................................24
SECTION 1.03.  PRO FORMA COMPUTATIONS.......................................25

                                   ARTICLE II

                                  THE CREDITS

SECTION 2.01.  COMMITMENTS..................................................25
SECTION 2.02.  LOANS........................................................25
SECTION 2.03.  BORROWING PROCEDURE..........................................27
SECTION 2.04.  EVIDENCE OF DEBT, REPAYMENT OF LOANS.........................28
SECTION 2.05.  FEES.........................................................28
SECTION 2.06.  INTEREST ON LOANS............................................29
SECTION 2.07.  DEFAULT INTEREST.............................................30
SECTION 2.08.  ALTERNATE RATE OF INTEREST...................................30
SECTION 2.09.  TERMINATION AND REDUCTION OF COMMITMENTS.....................30
SECTION 2.10.  CONVERSION AND CONTINUATION OF BORROWINGS....................31
SECTION 2.11.  REPAYMENT OF BORROWINGS......................................32
SECTION 2.12.  OPTIONAL PREPAYMENT..........................................33
SECTION 2.13.  MANDATORY PREPAYMENTS........................................34
SECTION 2.14.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES................36
SECTION 2.15.  CHANGE IN LEGALITY...........................................37
SECTION 2.16.  INDEMNITY....................................................38
SECTION 2.17.  PRO RATA TREATMENT...........................................38
SECTION 2.18.  SHARING OF SETOFFS...........................................38
SECTION 2.19.  PAYMENTS.....................................................39
SECTION 2.20.  TAXES........................................................39
SECTION 2.21.  ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES;
                  DUTY TO MITIGATE..........................................40
SECTION 2.22.  LETTERS OF CREDIT............................................41
SECTION 2.23.  SWINGLINE LOANS..............................................45

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  ORGANIZATION; POWERS.........................................46
SECTION 3.02.  AUTHORIZATION................................................47
SECTION 3.03.  ENFORCEABILITY...............................................47
SECTION 3.04.  GOVERNMENTAL APPROVALS.......................................47
SECTION 3.05.  FINANCIAL STATEMENTS.........................................47
SECTION 3.06.  NO MATERIAL ADVERSE CHANGE...................................48
SECTION 3.07.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES.................48
SECTION 3.08.  SUBSIDIARIES.................................................48
SECTION 3.09.  LITIGATION; COMPLIANCE WITH LAWS.............................48
SECTION 3.10.  AGREEMENTS...................................................48

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                                                                            PAGE


SECTION 3.11.  MARGIN STOCK.................................................49
SECTION 3.12.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY
                  ACT.......................................................49
SECTION 3.13.  TAX RETURNS..................................................49
SECTION 3.14.  NO MATERIAL MISSTATEMENTS....................................49
SECTION 3.15.  EMPLOYEE BENEFIT PLANS.......................................49
SECTION 3.16.  ENVIRONMENTAL MATTERS........................................49
SECTION 3.17.  INSURANCE....................................................50
SECTION 3.18.  LOCATION OF REAL PROPERTY....................................50
SECTION 3.19.  LABOR MATTERS................................................50
SECTION 3.20.  SOLVENCY.....................................................51

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

SECTION 4.01.  ALL CREDIT EVENTS............................................51
SECTION 4.02.  SECOND RESTATEMENT CLOSING DATE..............................51

                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

SECTION 5.01.  EXISTENCE; BUSINESSES AND PROPERTIES.........................54
SECTION 5.02.  INSURANCE....................................................55
SECTION 5.03.  OBLIGATIONS AND TAXES........................................55
SECTION 5.04.  FINANCIAL STATEMENTS, REPORTS, ETC...........................55
SECTION 5.05.  LITIGATION AND OTHER NOTICES.................................57
SECTION 5.06.  EMPLOYEE BENEFITS............................................57
SECTION 5.07.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND
                  INSPECTIONS...............................................57
SECTION 5.08.  USE OF PROCEEDS; MARGIN STOCK................................57
SECTION 5.09.  COMPLIANCE WITH ENVIRONMENTAL LAWS...........................58
SECTION 5.10.  FURTHER ASSURANCES...........................................58
SECTION 5.11.  INTEREST RATE AGREEMENTS.....................................58

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  INDEBTEDNESS.................................................59
SECTION 6.02.  LIENS........................................................60
SECTION 6.03.  SALE AND LEASE-BACK TRANSACTIONS.............................61
SECTION 6.04.  INVESTMENTS, LOANS AND ADVANCES..............................62
SECTION 6.05.  MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES OF
                  ASSETS....................................................62
SECTION 6.06.  DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON REPAYMENT
                  OF INDEBTEDNESS AND ABILITY OF SUBSIDIARIES TO PAY
                  DIVIDENDS.................................................63
SECTION 6.07.  TRANSACTIONS WITH AFFILIATES.................................64
SECTION 6.08.  BUSINESS OF THE BORROWER AND SUBSIDIARIES....................64
SECTION 6.09.  MODIFICATION OF CERTAIN AGREEMENTS...........................64
SECTION 6.10.  FISCAL YEAR..................................................64
SECTION 6.11.  CAPITAL EXPENDITURES.........................................64
SECTION 6.12.  MINIMUM ADJUSTED EBITDA......................................65
SECTION 6.13.  DEBT/ADJUSTED EBITDA RATIO...................................65
SECTION 6.14.  SENIOR DEBT/ADJUSTED EBITDA RATIO............................65

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                                                                            PAGE


SECTION 6.15.  CONSOLIDATED INTEREST EXPENSE COVERAGE RATIO.................66

                                   ARTICLE VII

                             DEFAULTS AND REMEDIES

SECTION 7.01.  DEFAULTS AND REMEDIES........................................66

                                  ARTICLE VIII

                                   THE AGENTS

SECTION 8.01.  APPOINTMENT OF AGENTS........................................68
SECTION 8.02.  LIMITATIONS ON LIABILITY.....................................69
SECTION 8.03.  ACTING AT THE DIRECTION OF THE REQUIRED LENDERS..............70
SECTION 8.04.  RESIGNATION OF THE AGENTS....................................70
SECTION 8.05.  OTHER TRANSACTIONS...........................................70
SECTION 8.06.  REIMBURSEMENT AND INDEMNITY..................................70
SECTION 8.07.  NO RELIANCE..................................................70

                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01.  NOTICES......................................................71
SECTION 9.02.  SURVIVAL OF AGREEMENT........................................71
SECTION 9.03.  BINDING EFFECT; TERMINATION..................................72
SECTION 9.04.  SUCCESSORS AND ASSIGNS.......................................72
SECTION 9.05.  EXPENSES; INDEMNITY..........................................75
SECTION 9.06.  RIGHT OF SETOFF..............................................76
SECTION 9.07.  APPLICABLE LAW...............................................76
SECTION 9.08.  WAIVERS; AMENDMENT; REPLACEMENT LENDERS......................77
SECTION 9.09.  INTEREST RATE LIMITATION.....................................78
SECTION 9.10.  ENTIRE AGREEMENT.............................................79
SECTION 9.11.  WAIVER OF JURY TRIAL.........................................79
SECTION 9.12.  SEVERABILITY.................................................79
SECTION 9.13.  COUNTERPARTS.................................................79
SECTION 9.14.  HEADINGS.....................................................79
SECTION 9.15.  JURISDICTION; CONSENT TO SERVICE OF PROCESS..................80
SECTION 9.16.  JUDGMENT CURRENCY............................................80
SECTION 9.17.  CONFIDENTIALITY..............................................81

ANNEXES

Annex 1           -     Revolving Credit Commitments and Term Commitments
Annex 2           -     Administrative Information

SCHEDULES

Schedule 3.08           -     Subsidiaries
Schedule 3.09           -     Litigation
Schedule 3.16           -     Environmental Matters
Schedule 3.17           -     Insurance
Schedule 3.18           -     Real Properties
Schedule 6.01                 -     Existing Indebtedness
Schedule 6.02           -     Existing Liens
Schedule 6.04           -     Existing Investments
Schedule 6.07           -     Transactions with Affiliates

EXHIBITS

Exhibit A               -     Administrative Questionnaire
Exhibit B               -     Form of Borrowing Request
Exhibit C               -     Form of Continuation/Conversion Request
Exhibit D               -     Form of Pricing Adjustment Certificate
Exhibit E               -     Form of Issuance Request
Exhibit F               -     Form of Assignment and Acceptance
Exhibit G               -     Form of Subsidiary Guarantee Agreement
Exhibit H               -     Form of Security Agreement
Exhibit I               -     Form of Pledge Agreement
Exhibit J               -     Form of Indemnity, Subrogation and Contribution
                              Agreement
Exhibit K               -     Form of Opinion of Proskauer Rose LLP, Counsel
                              for the Borrower

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 16, 2001, among CROSS COUNTRY TRAVCORPS, INC. (formerly known as Cross Country Staffing, Inc.), a Delaware corporation (the "BORROWER"), the LENDERS (as defined in Article I), SALOMON SMITH BARNEY INC., as sole advisor, arranger and book manager (in such capacity, the "ARRANGER"), CITICORP USA, INC., as issuing bank (in such capacity, the "ISSUING BANK"), as swingline lender (in such capacity, the "SWINGLINE LENDER"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent for the LENDERS (in such capacity, the "COLLATERAL AGENT"), BANKERS TRUST COMPANY, as syndication agent (in such capacity, the "SYNDICATION AGENT"), and WACHOVIA BANK, N.A., as documentation agent (in such capacity, the "DOCUMENTATION AGENT").

      The Borrower, the Lenders, the Arranger, Citicorp USA, Inc., the Syndication Agent and the Documentation Agent are parties to a Credit Agreement dated as of July 29, 1999, as amended by the amendment and restatement dated as of December 16, 1999, the Waiver dated as of July 25, 2000, Amendment No. 1 dated as of October 27, 2000 and Waiver and Amendment No. 2 dated as of December 4, 2000 (collectively, the "EXISTING CREDIT AGREEMENT"), pursuant to which such Lenders (a) made term loans (referred to herein as the "Tranche A-1 Term Loans") in an aggregate principal amount outstanding on the date hereof of $114,880,000 and (b) committed to make revolving loans at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $30,000,000.

      The Borrower has entered into a Stock Purchase Agreement with Edgewater Technology, Inc., a Delaware corporation, pursuant to which it will acquire the stock of Clinforce. In connection with the Clinforce Acquisition, the Borrower has requested (a) that the Amended and Restated Credit Agreement be amended and restated by this Agreement in order to provide for Tranche A-2 Term Loans in an aggregate principal amount of $30,000,000 and (b) provide for the other changes described herein. The Tranche A-2 Term Loans will be drawn in a single drawing on the date on which the Clinforce Acquisition is consummated (the "SECOND RESTATEMENT CLOSING DATE") and used to pay the consideration payable in such acquisition and related fees and expenses. Amounts borrowed under the Term Loans that are repaid or prepaid may not be reborrowed. Proceeds of Revolving Loans and Swingline Loans and Letters of Credit have been and will continue to be used by the Borrower for general corporate purposes, including Permitted Acquisitions.

      The Lenders, the Administrative Agent and the Issuing Bank are willing to amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

      "ABR BORROWING" means a Borrowing comprised of ABR Loans.

      "ABR LOAN" means any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

      "ABR REVOLVING LOAN" means any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

      "ABR TERM BORROWING" means a Borrowing comprised of ABR Term Loans.

      "ABR TERM LOAN" means any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

      "ACCOUNT" means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

      "ADJUSTED EBITDA" means, for any period, EBITDA on a consolidated basis for such period after giving effect to all Asset Acquisitions or Stock Acquisitions consummated during such period on a pro forma basis (as if such acquisitions were made on the first day of such period), including the pro forma cost savings for such period calculated in accordance with Regulation S-X under the Exchange Act (it being agreed that such pro forma adjustments shall include adjustments to reflect CCS's results of operations for periods ended prior to July 29, 1999); PROVIDED that, for purposes of this definition only, for fiscal year 1999, neither (a) the amounts constituting the TravCorps Option Cancellation Expense nor (b) the compensation expense associated with the issuance by the Borrower of its common stock to certain employees, shall be deducted from revenues in determining Consolidated Net Income for any period during such fiscal year.

      "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

      "ADMINISTRATIVE AGENT" is defined in the preamble.

      "ADMINISTRATIVE AGENT FEES" is defined in Section 2.05(b).

      "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in the form of Exhibit A.

      "AFFILIATE" means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

      "AGENTS" is defined in Section 8.01.

      "AGGREGATE REVOLVING CREDIT EXPOSURE" means the aggregate amount of the Lenders' Revolving Credit Exposures.

      "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the prime rate of Citibank, N.A. in effect on such day, (b) the Base CD Rate in effect on such day plus 1/2 of 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "AMENDED AND RESTATED CREDIT AGREEMENT" is defined in the preamble.

      "ASSET ACQUISITION" means a purchase, lease or other acquisition of (a) all or substantially all of the assets of any person, (b) a division or business of any person or (c) assets that are substantial in relation to the Borrower and the Subsidiaries taken as a whole.

      "ASSET DISPOSITION" means the sale, transfer, licensing or other disposition (directly, by way of merger or formation of a joint venture or otherwise, and including any casualty event or condemnation that results in the receipt of any insurance or condemnation proceeds) by the Borrower or any of the Subsidiaries (other than a sale, transfer, licensing or other disposition to the Borrower or any Subsidiary) of (a) any Equity Interests or Rights of any of the Subsidiaries (including through the issuance of Equity Interests or Rights by any Subsidiary) or (b) any other assets, whether real or personal and whether tangible or intangible, of the Borrower or any of the Subsidiaries; PROVIDED that any disposition of inventory, obsolete or worn out assets or Permitted Investments, in each case in the ordinary course of business, shall not be deemed to be "Asset Dispositions" for purposes of this Agreement.

      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit F or such other form as shall be approved by the Administrative Agent.

      "BASE CD RATE" means the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER" is defined in the preamble.

      "BORROWING" means (a) a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect or (b) a Swingline Loan.

      "BORROWING REQUEST" means a request by the Borrower in accordance with the terms of

Section 2.03 and substantially in the form of Exhibit B.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "CAPITAL EXPENDITURES" means, for any period, additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP.

      "CAPITAL LEASE OBLIGATIONS" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CCS" means Cross Country Staffing, a Delaware general partnership which was a predecessor entity to the Borrower.

      "CCTC" means CCTC Acquisition, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Borrower.

      "CHANGE OF CONTROL" means the occurrence of any of the following events:

      (a) the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares representing at least (i) prior to the first Public Equity Offering that results in a Public Market, 66-2/3% or (ii) after the first Public Equity Offering that results in a Public Market, 45%, of each of the voting power and economic interest represented by the capital stock of the Borrower, whether as a result of the issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities by the Permitted Holders or otherwise; or

      (b) after the first Public Equity Offering that results in a Public Market, (i) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares representing 33% or more of the voting power represented by the capital stock of the Borrower; or

      (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

      (d) any transaction or series of related transactions constituting a "change of control" or other similar occurrence under documentation evidencing or governing any Indebtedness of the Borrower or its Subsidiaries in an aggregate principal amount of $2,000,000 or more.

      "CHARTERHOUSE" means Charterhouse Equity Partners III, L.P.

      "CHIEF FINANCIAL OFFICER" of any person means the chief financial officer of such person.

      "CLINFORCE" means, collectively, Clinforce, Inc. and CFRC, Inc., which is the clinical trials staffing business of Edgewater Technology, a Delaware corporation.

      "CLINFORCE ACQUISITION" means the acquisition pursuant to the Stock Purchase Agreement dated as of December 15, 2000 between the Borrower and Edgewater Technology, a Delaware corporation, pursuant to which the Borrower will acquire the assets and business of Clinforce.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL" means all the "Collateral" as defined in any Collateral Document.

      "COLLATERAL AGENT" is defined in the preamble.

      "COLLATERAL DOCUMENTS" means the Pledge Agreement, the Security Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

      "COLLATERAL REQUIREMENT" means, at any time, that (a) the Security Agreement (or a supplement referred to in Section 7.15 thereof) and the Pledge Agreement (or a supplement thereto referred to in Section 23 thereof) shall have been duly executed by the Borrower and each Domestic Subsidiary existing at such time, shall have been delivered to the Collateral Agent and shall be in full force and effect, (b) all the outstanding Equity Interests and Rights of the Subsidiaries and other persons (other than the Excluded Subsidiary) owned by the Borrower and the Domestic Subsidiaries and all Indebtedness of the Borrower or any other Subsidiary or other person owned by the Borrower and the Domestic Subsidiaries shall have been duly and validly pledged under the Pledge Agreement to the Collateral Agent for the ratable benefit of the Obligees and certificates or other instruments representing such Equity Interests and Rights or Indebtedness (to the extent such Indebtedness is evidenced by certificates or instruments), accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent; PROVIDED that none of the Borrower or the Domestic Subsidiaries shall be required to pledge more than 65% of the voting Equity Interests (but shall be required to pledge 100% of the non-voting Equity Interests) of any Foreign Subsidiary; (c) each document (including each Uniform Commercial Code financing statement and each filing with respect to Intellectual Property owned by the Borrower or any other Subsidiary party to the Security Agreement) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Obligees a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Agreement (subject to any Lien expressly permitted by Section 6.02) shall have been so filed, registered or recorded and evidence thereof delivered to the Collateral Agent; and (d)(i) each of the Mortgages relating to each of the Mortgaged Properties (if any) shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those expressly permitted under Section 6.02, (iii) each of such Mortgages shall have been filed and recorded in the appropriate recording office and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation (or arrangements for such filing and recordation satisfactory to the Collateral Agent shall have been made) and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those expressly permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

      "COMMITMENT" means, with respect to any Lender, such Lender's Revolving Credit Commitment, Tranche A-1 Term Commitment and Tranche A-2 Term Commitment.

      "COMMITMENT FEE" is defined in Section 2.05(a).

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Borrower and the consolidated Subsidiaries for such period, plus, to the extent not included in such total interest expense, and to the extent incurred by the Borrower or the Subsidiaries during such period, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees (other than with respect to the Commitments and the Subordinated Debt), (c) capitalized interest, (d) non-cash interest expense (other than with respect to the Subordinated Debt), (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) interest incurred in connection with investments in discontinued operations and (h) interest accruing on Indebtedness of any other person to the extent such interest is Guaranteed by the Borrower or any Subsidiary; PROVIDED, HOWEVER, that (i) Consolidated Interest Expense for the period of four fiscal quarters ending on December 31, 1999 shall be equal to the product of (A) Consolidated Interest Expense for the period of five fiscal months ending on December 31, 1999 and (B) the fraction the numerator of which is equal to 12 and the denominator of which is equal to five, (ii) Consolidated Interest Expense for the period of four fiscal quarters ending on March 31, 2000 shall be equal to the product of (A) Consolidated Interest Expense for the period of three fiscal months ending on March 31, 2000 and (B) four and (iii) Consolidated Interest Expense for the period of four fiscal quarters ending on June 30, 2000 shall be equal to the product of (A) Consolidated Interest Expense for the period of 6 fiscal months ending on June 30, 2000 and (B) two; PROVIDED FURTHER, HOWEVER, that for purposes of Section 6.15, the term "Consolidated Interest Expense" shall also exclude noncash interest expense with respect to the Subordinated Debt.

      "CONSOLIDATED NET INCOME" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, PROVIDED that there shall in any event be excluded (a) the income or loss of any person (other than the Borrower or any wholly owned Subsidiary) except that (i) the Borrower's or any wholly owned Subsidiary's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such person during such period to the Borrower or any wholly owned Subsidiary as a dividend or other distribution and (ii) the Borrower's or any wholly owned Subsidiary's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income, (b) any gain or loss realized upon any Asset Disposition, PROVIDED that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Consolidated Net Income, (c) any extraordinary gain or loss, PROVIDED that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Consolidated Net Income, (d) the cumulative effect of a change in accounting principles and (e) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Borrower or the Subsidiaries.

      "CONTINUATION/CONVERSION REQUEST" means a continuation/conversion request delivered by the Borrower to the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

      "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

      "CREDIT DOCUMENTS" means this Agreement, the Letters of Credit, the Subsidiary Guarantee Agreement, the Collateral Documents, the Indemnity, Subrogation and Contribution Agreement and the Notes.

      "CREDIT EVENT" is defined in Section 4.01.

      "CREDIT PARTY" means the Borrower and the Subsidiary Guarantors.

      "DEBT" means, with respect to any person, all Indebtedness of such person of the types referred to in clauses (a), (b), (c), (d), (e) and (h) of the definition of "INDEBTEDNESS" and, to the extent not included therein, all Indebtedness incurred pursuant to Section 6.01(a) (other than under clauses
(iv), (vi) and (viii) of Section 6.01(a)).

      "DEBT/ADJUSTED EBITDA RATIO" is defined in Section 6.13.

      "DEFAULT" means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "DETERMINATION DATE" means each day that is the second Business Day after a delivery of financial statements pursuant to Section 5.04(a) or (b).

      "DISQUALIFIED STOCK" means, with respect to any person, Redeemable Stock of such person as to which (i) the maturity, (ii) mandatory redemption or (iii) redemption, repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of Term Loan Maturity Date; PROVIDED, HOWEVER, that Redeemable Stock of such person that would otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock (a) if such Redeemable Stock is convertible or exchangeable into Debt or Disqualified Stock solely at the option of the issuer thereof or (b) solely as a result of provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Redeemable Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the Term Loan Maturity Date, if (i) such repurchase obligation may not be triggered in respect of such Redeemable Stock unless a mandatory prepayment obligation also arises with respect to the Loans and (ii) no such repurchase or redemption is permitted to be consummated unless and until such person shall have satisfied all mandatory prepayment obligations with respect to the Loans.

      "DOCUMENTATION AGENT" is defined in the preamble.

      "DOLLARS" or "$" means lawful money of the United States of America.

      "DOMESTIC SUBSIDIARY" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "EBITDA" means, for any period, an amount equal to, for the Borrower and the consolidated Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation, (iv) amortization and (v) any other non-cash charges (other than any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items included in Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

      "ENVIRONMENT" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

      "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

      "ENVIRONMENTAL LAW" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 ET SEQ. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 ET SEQ., the Federal Water Pollution Control Act, as amended by the Clean

Water Act of 1977, 33 U.S.C. Sections 1251 ET SEQ., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 ET SEQ., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 ET SEQ., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 ET SEQ., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 ET SEQ., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

      "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

      "ENVIRONMENTAL PROPERTY" is defined in Section 3.16(a).

      "EQUITY INTERESTS" means (a) with respect to a corporation, shares of the capital stock of such corporation and (b) with respect to a partnership, limited liability company or other person, partnership, limited liability or other equity interests in such person.

      "EQUITY ISSUANCE" means any issuance and sale by the Borrower or by any Subsidiary to a person other than the Borrower or any Subsidiary of any Equity Interests of the Borrower or any Subsidiary or any Rights in respect thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

      "EURODOLLAR BORROWING" means a Borrowing comprised of Eurodollar
Loans.

      "EURODOLLAR LOAN" means any Eurodollar Revolving Loan or Eurodollar Term Loan.

      "EURODOLLAR REVOLVING CREDIT BORROWING" means a Borrowing comprised of Eurodollar Revolving Loans.

      "EURODOLLAR REVOLVING LOAN" means any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

      "EURODOLLAR TERM BORROWING" means a Borrowing comprised of Eurodollar Term Loans.

      "EURODOLLAR TERM LOAN" means any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

      "EVENT OF DEFAULT" is defined in Section 7.01.

      "EXCESS CASH FLOW" means, for any fiscal year, EBITDA for such fiscal year less the sum (without duplication) of:

            (a)(i) permitted Capital Expenditures made during such fiscal year,
      (ii) Taxes paid by the Borrower or the consolidated Subsidiaries during such fiscal year, (iii) cash consideration paid for Permitted Acquisitions during such fiscal year (but excluding cash consideration funded from the proceeds of issuances of Equity Interests of the Borrower or any Subsidiary or Indebtedness other than Loans), (iv) Consolidated Interest Expense for such fiscal year, (v) increases in Net Working Capital for such fiscal year and (vi) scheduled and mandatory or voluntary repayments of Debt of the Borrower and the consolidated Subsidiaries (excluding any repayment of the Revolving Loans except to the extent that the Revolving Credit Commitments are terminated or permanently reduced by the amount of such repayment at the time thereof) during such fiscal year;

plus the sum of:

            (b)(i) decreases in Net Working Capital for such fiscal year, (ii) refunds during such fiscal year of Taxes paid by the Borrower and the consolidated Subsidiaries in prior periods, and (iii) proceeds to the Borrower or the consolidated Subsidiaries from any Indebtedness referred to in Section 6.01(a)(xi) in each case to the extent received in cash or cash equivalents during such fiscal year.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCLUDED SUBSIDIARY" means HospitalHub, Inc., a subsidiary of the Borrower formed in connection with the consummation of the transactions under the Existing Credit Agreement, and to which the Borrower contributed substantially all of its business and assets relating primarily to any services provided as of the Original Closing Date by the Borrower over the Internet.

      "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any Governmental Authority as a result of a present or former connection between the recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the recipient having received any payment under or taking any other action related to any loan under this Agreement or any Credit Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that the prior lending office or the assignor, as applicable, of such Foreign Lender was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.20(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.20(e).

      "EXISTING CREDIT AGREEMENT" is defined in the preamble.

      "FAIR MARKET VALUE" means, with respect to any property or assets, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FEE LETTER" means the Fee Letter dated February 27, 2001, between the Borrower and the Arranger.

      "FEES" means the Commitment Fees, the Administrative Agent Fees, the fees described in Sections 2.05(c) and 2.05(e), the L/C Participation Fees and the Issuing Bank Fees.

      "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

      "GAAP" means generally accepted accounting principles applied on a consistent basis.

      "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "GUARANTEE" of or by any person means any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

      "GUARANTEE REQUIREMENT" means that (a) the Subsidiary Guarantee Agreement (or a supplement referred to in Section 20 thereof) shall have been executed by each Domestic Subsidiary existing from time to time, shall have been delivered to the Collateral Agent and shall be in full force and effect and (b) the Indemnity, Subrogation and Contribution Agreement (or a supplement referred to in Section 12 thereof) shall have been executed by the Borrower and each other Obligor, shall have been delivered to the Collateral Agent and shall be in full force and effect.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HEDGING OBLIGATIONS" means, with respect to any person, all obligations of such person in respect of Interest Rate Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements.

      "HOLDER" means the person in whose name a Note is registered in the Register.

      "INDEBTEDNESS" of any person means, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (the amount of any such Indebtedness being deemed to equal the Fair Market Value of such Property), (g) all Guarantees by such person of Indebtedness of others (the amount of any such Indebtedness being deemed to equal the maximum amount for which such person could be liable), (h) all Capital Lease Obligations of such person, (i) all net Hedging Obligations of such person and (j) all obligations of such person as an account party in respect of letters of credit and banker's acceptances (other than trade letters of credit). The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

      "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

      "INDEMNITEE" is defined in Section 9.05(b).

      "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit J, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

      "INTEREST PAYMENT DATE" means (a) with respect to any Loan (other than a Swingline Loan), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or continuation or conversion of such Borrowing as or to a Borrowing of a different Type and (b) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "INTEREST PERIOD" means

            (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; and,

            (b) as to any ABR Borrowing (other than a Swingline Loan), the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31,
      (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13;

PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

      "INTEREST RATE AGREEMENT" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

      "INVESTMENT" by any person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person), advance or other extension of credit or capital contribution (by means of transfers of cash or other property or assets to others or payments for property or assets or services for the account or use of others, or otherwise) to, or incurrence of a Guarantee of any obligation of, or purchase or acquisition of Equity Interests, Rights, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In determining the amount of any Investment made by transfer of any property or assets other than cash, such property or assets shall be valued at the Fair Market Value thereof.

      "ISSUANCE REQUEST" means a letter of credit issuance request delivered by the Borrower to the Administrative Agent in the form of Exhibit E or such other form as shall be approved by the Administrative Agent and the Issuing Bank.

      "ISSUING BANK" is defined in the preamble and Section 2.22(i).

      "ISSUING BANK FEES" is defined in Section 2.05(d).

      "L/C COMMITMENT" means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

      "L/C DISBURSEMENT" means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

      "L/C EXPOSURE" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, PLUS (b) the aggregate principal amount of all L/C Disbursements. The L/C Exposure of any Revolving Credit Lender at any time means its Revolving Percentage of the aggregate L/C Exposure at such time.

      "L/C PARTICIPATION FEES" is defined in Section 2.05(d).

      "LENDERS" means (a) the financial institutions listed on Annex 1 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

      "LETTER OF CREDIT" means any letter of credit issued pursuant to Section 2.22.

      "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Service (or any successor or substitute page of such service, or any successor or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOANS" means the Revolving Loans, the Term Loans and the Swingline
Loans.

      "MARGIN STOCK" is defined in Regulation U.

      "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects or material agreements of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2000, (b) material impairment of the ability of the Borrower to perform any of its obligations under any Credit Document to which it is or will be a party, or (c) material impairment of the rights of or benefits available to the Lenders under any Credit Document.

      "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or Hedging Obligations, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount for all such Indebtedness and obligations of $2,000,000 or more. For purposes of determining Material Indebtedness, the "principal amount" of any Hedging Obligation of the Borrower or any Subsidiary at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Obligation were terminated at such time.

      "MERGER" means the merger of CCTC with and into TravCorps, in which substantially all shares of capital stock of TravCorps will be converted into the right to receive 1,520,000 shares of common stock of the Borrower, and TravCorps will become a direct wholly owned subsidiary of the Borrower.

      "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of October 29, 1999, by and among the Borrower, CCTC and certain stockholders of the Borrower, and TravCorps and the stockholders of TravCorps.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MORTGAGED PROPERTIES" means the real properties of the Borrower and the Domestic Subsidiaries (other than leasehold and subleasehold interests in real properties) hereafter acquired by any of the Borrower and the Domestic Subsidiaries.

      "MORTGAGES" means mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents reasonably satisfactory to the Collateral Agent, delivered pursuant to Section 5.10.

      "MSDW FUNDS" means Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P., and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NET CASH PROCEEDS" means (a) with respect to any Asset Disposition, the cash proceeds thereof, including any cash received in respect of any non-cash proceeds, but only as and when received, and any insurance or condemnation proceeds, net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Disposition), (ii) taxes attributable to such Asset Disposition in respect of the year in which such Asset Disposition occurs as a direct result thereof and
(iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Disposition (PROVIDED that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (b) with respect to any Equity Issuance or any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith. For purposes of the foregoing, the Net Cash Proceeds of any disposition of assets through the formation of a joint venture or similar arrangement will be deemed to include all amounts received by the Borrower and the Subsidiaries from such joint venture or other arrangement or the sponsors thereof (other than the Borrower or any Subsidiary), whether characterized as purchase price, license fees or otherwise, other than amounts representing the Borrower's or the Subsidiaries' share of net income of such joint venture or other arrangement.

      "NET WORKING CAPITAL" means, at any date, (a) the consolidated current assets of the Borrower and the Subsidiaries as of such date (excluding cash and Permitted Investments) MINUS (b) the consolidated current liabilities of the Borrower and the Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date shall be a positive number. Net Working Capital increases when it becomes more positive and decreases when it becomes less positive.

      "NOTES" means any promissory notes delivered pursuant to Section 2.04(e).

      "OBLIGATION CURRENCY" is defined in Section 9.16.

      "OBLIGATIONS" means (a) the due and punctual payment by the Borrower or the applicable Obligors of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Obligors to the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or any other person under the Credit Agreement and the other Credit Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Obligors, monetary or otherwise, under or pursuant to the Credit Documents and (c) the due and punctual payment and performance of all Hedging Obligations of the Borrower or any Subsidiary, monetary or otherwise, under each hedging agreement entered into to limit interest rate risk with a counterparty that was a Lender at the time such hedging agreement was entered into.

      "OBLIGEES" means each Lender, the Issuing Bank, the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, each other "Secured Party" as defined in any Collateral Document, each counterparty to an Interest Rate Agreement entered into with the Borrower if such counterparty was a Lender at the time the Interest Rate Agreement was entered into, the beneficiaries of each indemnification obligation undertaken by the Borrower under any Credit Document, and the successors and permitted assigns of each of the foregoing.

      "OBLIGORS" means the Borrower and each Subsidiary that is, or is required by this Agreement to be, a party to the Subsidiary Guarantee Agreement or any Collateral Document.

      "OFFICER" of any person means the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer responsible for the administration of the obligations of such person in respect of this Agreement.

      "ORIGINAL CLOSING DATE" means July 29, 1999.

      "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "PERFECTION CERTIFICATE" means the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

      "PERMITTED ACQUISITION" means an Asset Acquisition or a Stock Acquisition which in either case satisfies each of the following conditions:

            (a) the Administrative Agent shall receive at least 30 days' prior written notice of such proposed Permitted Acquisition, which notice shall include a detailed description of such proposed Permitted Acquisition including, without limitation, financial statements of the Target and a description of the business rationale of such acquisition;

            (b) with respect to any single acquisition or series of related acquisitions, at least 75% of the revenues of the entity to be acquired for the four fiscal quarters of such entity most recently ended shall be attributable to operations located in the United States;

            (c) in the case of an Asset Acquisition, such assets shall comprise a business, or assets of a business, of a type which is the same line of business as the Borrower, or which is a related or complementary business to that of the Borrower; and in the case of a Stock Acquisition, the business of the Target shall be of a type which is the same line of business as that of the Borrower, or which is a related or complementary business to that of the Borrower; PROVIDED, HOWEVER, that no such acquisition would require the Administrative Agent or any Lender to obtain regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Credit Documents other than approvals required for the exercise of such rights and remedies with respect to the Borrower prior to such Permitted Acquisition;

            (d) in the case of a Stock Acquisition, after giving effect thereto, the Target will either be merged with and into the Borrower, or shall be a wholly owned Subsidiary of the Borrower; PROVIDED, HOWEVER, that management and pre-acquisition holders of the Equity Interests of the Target may own up to 10% in the aggregate of the Equity Interests of such Subsidiary following such Permitted Acquisition so long as no more than two Subsidiaries that are less than wholly owned Subsidiaries are created or acquired during the term of this Agreement;

            (e) in the case of a Stock Acquisition, such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

            (f) no additional Indebtedness, Guarantees, or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower after giving effect to such Permitted Acquisition, except (i) Indebtedness permitted under Section 6.01 and operating leases, (ii) ordinary course trade payables and accrued expenses of the Target, and (iii) Indebtedness incurred in contemplation of such acquisition for the purpose of financing such acquisition consisting of Revolving Loans;

            (g) the sum of all amounts paid or payable in connection with any single Permitted Acquisition (including all transaction costs and all Indebtedness and Guarantees and other contingent obligations incurred or assumed in connection therewith (whether or not reflected on a consolidated balance sheet of the Borrower) after giving effect to the Permitted Acquisition) shall not exceed $10,000,000;

            (h) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Liens permitted under Section 6.02);

            (i) concurrently with delivery of the notice referred to in clause
      (a), the Borrower shall have delivered to the Administrative Agent a pro forma consolidated balance sheet and statement of income of the Borrower and its Subsidiaries (the "ACQUISITION PRO FORMA FINANCIAL STATEMENTS"), based on financial data for the period of four fiscal quarters most recently ended and giving pro forma effect to (i) such Permitted Acquisition, (ii) any related incurrences of Indebtedness and (iii) any operating expense reductions permitted by Regulation S-X under the Exchange Act, in each case as if they had occurred at the beginning of such period, and such Acquisition Pro Forma Financial Statements shall reflect that, on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition;

            (j) the Borrower shall have delivered a certificate of the Chief Financial Officer of the Borrower to the effect that: (i) the Borrower will be solvent upon the consummation of the Permitted Acquisition and
      (ii) the Acquisition Pro Forma Financial Statements fairly present in all material respects the financial condition of the Borrower and the Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition;

            (k) except where substantially all of the consideration for such acquisition consists of common stock of the Borrower, on or prior to the date of such Permitted Acquisition, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent;

            (l) the Administrative Agent and the Lenders shall have received Phase I environmental reports (reasonably satisfactory in scope and substance to the Administrative Agent) with respect to any owned property to be acquired;

            (m) if applicable, the Collateral Agent shall have received the documents specified in clause (c) of the definition of "Collateral Requirement"; and

            (n) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

      Notwithstanding the immediately preceding clauses (a)-(m), an Asset Acquisition or a Stock Acquisition will be deemed a Permitted Acquisition if approved in writing by the Required Lenders.

      "PERMITTED HOLDER" means (a) Charterhouse or any entity controlled by the principals of Charterhouse Group International, Inc. and (b) MSDW Funds or any entity controlled by the principals of the private equity group of Morgan Stanley Dean Witter & Co.

      "PERMITTED INVESTMENTS" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) other investment instruments approved in writing by the Required Lenders.

      "PERSON" means any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

      "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of
Exhibit I
between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Obligees.

      "PREFERRED STOCK" means any Equity Interest of a person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of any other class of Equity Interests issued by such person.

      "PRICING ADJUSTMENT CERTIFICATE" means a pricing adjustment certificate delivered by the Borrower to the Administrative Agent in the form of Exhibit D or such other form as shall be approved by the Administrative Agent setting forth the Pricing Margin.

      "PRICING MARGIN" means, for any day, with respect to any Eurodollar Loan or ABR Loan, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread" or "ABR Spread", as the case may be, based upon the Senior Debt/Adjusted EBITDA Ratio as of the fiscal quarter end immediately preceding the most recent Determination Date:



                                                   Eurodollar       ABR
SENIOR DEBT/ADJUSTED EBITDA RATIO                    SPREAD       SPREAD
---------------------------------                    -------      ------
CATEGORY 1
Greater than or equal to 3.0 to 1.0                   3.00%        2.00%

CATEGORY 2
Less than 3.0 to 1.0 but greater than or equal        2.75%        1.75%
to 2.5 to 1.0

CATEGORY 3
Less than 2.5 to 1.0 but greater than or equal       2.375%       1.375%
to 2.0 to 1.0

CATEGORY 4
Less than 2.0 to 1.0 but greater than or equal        2.00%        1.00%
to 1.5 to 1.0

CATEGORY 5
Less than 1.5 to 1.0                                 1.625%       0.625%

; PROVIDED that (a) until the Determination Date next following September 30, 2001, and (b) at any time when the Borrower has failed to deliver any financial statements and certificates required to have been delivered under Section 5.04(a) or (b), the Pricing Margin shall be determined by reference to Category 1.

      Each change in the Pricing Margin resulting from a change in the Senior Debt/Adjusted EBITDA Ratio shall be effective with respect to all Letters of Credit, Loans and Commitments outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b), or (b) at any time after the occurrence and during the continuance of an Event of Default, the Senior Debt/Adjusted EBITDA Ratio shall be deemed to be in Category 1 for purposes of determining the Pricing Margin.

      "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

      "REDEEMABLE STOCK" means, with respect to any person, any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof,) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable, in either case at the option of the holder thereof, for Debt or Disqualified Stock.

      "REGISTER" is defined in Section 9.04(d).

      "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

      "REMEDIAL ACTION" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii).

      "REQUIRED LENDERS" means, at any time, Lenders having unused Revolving Credit Commitments, Revolving Credit Exposures, unused Term Commitments and Term Loans representing at least a majority of the sum of all unused Revolving Credit Commitments, Revolving Credit Exposures, unused Term Commitments and Term Loans at such time.

      "REVOLVING CREDIT BORROWING" means a Borrowing comprised of Revolving
Loans.

      "REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder as set forth in Annex 1 or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or pursuant to Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

      "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, PLUS the aggregate amount at such time of such Lender's L/C Exposure and Swingline Exposure.

      "REVOLVING CREDIT LENDER" means a Lender with a Revolving Credit
Commitment.

      "REVOLVING CREDIT MATURITY DATE" means July 29, 2005.

      "REVOLVING LOANS" means the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Loan or an ABR Loan.

      "REVOLVING PERCENTAGE" of any Revolving Credit Lender at any time means the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have been terminated, the Revolving Percentages of the Revolving Credit Lenders shall be determined by reference to the Revolving Credit Commitments most recently in effect (giving effect to any assignments pursuant to Section 9.04).

      "RIGHTS" shall mean, with respect to any person, warrants, options or other rights to acquire Equity Interests in such person.

      "S&P" means Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc.

      "SECOND RESTATEMENT CLOSING DATE" means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.08).

      "SECOND RESTATEMENT CLOSING DATE TRANSACTIONS" shall mean the borrowings hereunder on the Second Restatement Closing Date, the creation of the Liens provided for in the Collateral Documents, the Clinforce Acquisition and the payment of the Transaction Costs.

      "SECURITIES ACT" means the Securities Act of 1933, as amended and in effect from time to time.

      "SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit H between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Obligees.

      "SENIOR DEBT" means any Debt of the Borrower and the consolidated Subsidiaries other than the Subordinated Debt and any other Debt that is expressly subordinated in right of payment to the Obligations on terms approved in writing by the Agent.

      "SENIOR DEBT/ADJUSTED EBITDA RATIO" is defined in Section 6.14.

      "STATUTORY RESERVES" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurodollar Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurodollar Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "STOCK ACQUISITION" means an acquisition of Equity Interests of any person.

      "STOCK PURCHASE AGREEMENT" means the stock purchase agreement dated as of December 15, 2000 between the Borrower and Edgewater Technology, Inc., a Delaware corporation, pursuant to which the Borrower will acquire the stock of Clinforce.

      "SUBORDINATED DEBT" means $30,000,000 aggregate principal amount of Subordinated Notes issued pursuant to the Subordinated Debt Agreement and any additional Subordinated Notes issued in payment of accrued interest in respect of the Subordinated Notes in accordance with the terms of the Subordinated Debt Agreement and the Subordinated Notes as in effect on the Original Closing Date.

      "SUBORDINATED DEBT AGREEMENT" means the Purchase Agreement dated as of July 29, 1999, between the Borrower and the purchasers named therein, as in effect on December 16, 1999.

      "SUBORDINATED NOTES" means the 12% Senior Subordinated Pay-in-kind Notes due 2006 of the Borrower.

      "SUBSIDIARY" means, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "SUBSIDIARY" means any subsidiary of the Borrower other than the Excluded Subsidiary.

      "SUBSIDIARY GUARANTEE AGREEMENT" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit G, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Obligees.

      "SUBSIDIARY GUARANTOR" means each Subsidiary that becomes a party to the Subsidiary Guarantee Agreement.

      "SUPPLEMENTAL INFORMATION MEMORANDUM" means the Supplemental Information Memorandum of the Borrower dated March 2001.

      "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

      "SWINGLINE LENDER" is defined in the preamble and Section 2.23(d).

      "SWINGLINE LOAN" means a Loan made pursuant to Section 2.23.

      "SYNDICATION AGENT" is defined in the preamble.

      "TARGET" means a person whose Equity Interests are the subject of a proposed Permitted Acquisition.

      "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TRANCHE A-1 LENDER" means a Lender with a Tranche A-1 Commitment or an outstanding Tranche A-1 Term Loan.

      "TRANCHE A-2 LENDER" means a Lender with a Tranche A-2 Commitment or an outstanding Tranche A-2 Term Loan.

      "TRANCHE A-1 TERM BORROWING" means a Borrowing comprised of Tranche A-1 Term Loans.

      "TRANCHE A-2 TERM BORROWING" means a Borrowing comprised of Tranche A-2 Term Loans.

      "TRANCHE A-1 TERM COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche A-1 Term Loans hereunder as set forth on Annex 1, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche A-1 Term Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

      "TRANCHE A-2 TERM COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche A-2 Term Loans hereunder as set forth on Annex 1, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche A-2 Term Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

      "TRANCHE A-1 TERM LOANS" means the term loans made by the Lenders to the Borrower pursuant to the Existing Credit Agreement. Each Tranche A-1 Term Loan shall be a Eurodollar Loan or an ABR Loan.

      "TRANCHE A-2 TERM LOANS" means the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01 of this Agreement. Each Tranche A-2 Term Loan shall be a Eurodollar Loan or an ABR Loan.

      "TERM LOANS" means Tranche A-1 Term Loans and Tranche A-2 Term Loans.

      "TERM LOAN MATURITY DATE" means July 29, 2005.

      "TRANCHE A-1 TERM LOAN REPAYMENT DATES" is defined in Section 2.11(a).

      "TRANCHE A-2 TERM LOAN REPAYMENT DATES" is defined in Section 2.11(a).

      "TOTAL REVOLVING CREDIT COMMITMENT" means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

      "TRANSACTIONS" means the execution, delivery and performance by each Credit Party of each of the Credit Documents, the Second Restatement Closing Date Transactions and the Borrowings and issuances of Letters of Credit hereunder after the Second Restatement Closing Date.

      "TRANSACTION COSTS" means fees and expenses associated with the Second Restatement Closing Date Transactions.

      "TRANSACTION DOCUMENTS" means the Stock Purchase Agreement (including the exhibits and schedules thereto), and any other agreement, instrument or other document to be entered into or delivered by, between or among the Borrower, Edgewater Technologies, Inc. and any of their respective Affiliates in connection with the Clinforce Acquisition and the other Transactions, as each such agreement, instrument or document may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

      "TRAVCORPS" means TravCorps Corporation, a Delaware corporation.

      "TRAVCORPS OPTION CANCELLATION EXPENSE" means the amount payable by TravCorps to its option holders and the related amount payable by the Borrower to certain persons pursuant to Section 5.13 of the Merger Agreement.

      "TREASURY RATE" means (i) the rate borne by direct obligations of the United States maturing on the tenth anniversary of the Original Closing Date and
(ii) if there are not such obligations, the rate determined by linear interpolation between the rates borne by two direct obligations of the United States maturing closest to, but straddling, the tenth anniversary of the Original Closing Date, in each case as published by the Board.

      "TYPE", when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

      "VOTING STOCK" of a corporation means all classes of Equity Interests of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "WHOLLY OWNED SUBSIDIARY" of any person means a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

      "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION I.2. TERMS GENERALLY. The definitions in Section 1.01 apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Credit Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a); PROVIDED, HOWEVER, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Second Restatement Closing Date in GAAP or in the application thereof on the operation of any provision hereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

      SECTION I.3. PRO FORMA COMPUTATIONS. All computations required to be made hereunder to demonstrate pro forma compliance with any covenant after giving effect to any acquisition, investment, sale, disposition or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event, except for operating expense reductions permitted by Regulation S-X under the Exchange Act.


                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly,

            (a) to make Tranche A-2 Term Loans to the Borrower, in dollars, on the Second Restatement Closing Date, in an aggregate principal amount not to exceed its Tranche A-2 Term Commitment, and

            (b) to make Revolving Loans to the Borrower, in dollars, at any time and from time to time on or after the Original Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment.

Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

      SECTION 2.02. LOANS. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder, and no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender. Except for Loans deemed made pursuant to Section 2.02(f) and Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of Eurodollar Loans,
(A) an integral multiple of $1,000,000 and not less than $3,000,000 or (B) equal to the remaining available balance of the applicable Commitments and (ii) in the case of ABR Loans, (A) an integral multiple of $100,000 and not less than $300,000 or (B) equal to the remaining available balance of the applicable Commitments; PROVIDED, HOWEVER, that the Borrower may from time to time make a Eurodollar Revolving Credit Borrowing that is an aggregate principal amount that is an integral multiple of $100,000 and not less than $300,000 so long as no other Eurodollar Revolving Credit Borrowing that is in an aggregate principal amount of less than $3,000,000 is then outstanding. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $300,000.

      (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03; PROVIDED, HOWEVER, that each Swingline Loan shall be an ABR Loan. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED, HOWEVER, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

      (c) Except with respect to Loans made pursuant to Section 2.02(f) and Swingline Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

      (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the

Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

      (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

      (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Revolving Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Revolving Percentage of such L/C Disbursement (and such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this clause; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Revolving Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this clause to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

      SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f) or a Swingline Loan, as to which this Section shall not apply), the Borrower shall hand deliver or fax to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c); (iv) the amount of such Borrowing and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; PROVIDED, HOWEVER, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section, and of each Lender's portion of the requested Borrowing.

      SECTION 2.04. EVIDENCE OF DEBT, REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date, (ii) to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; PROVIDED, HOWEVER, that on each date that a Revolving Credit Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

      (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

      (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

      SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on March 31, June 30, September 30 and December 31 in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") equal to .50% per annum on the average daily unused amount of the Revolving Credit Commitments of such Lender during the preceding quarter (or other period ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). For purposes of computing Commitment Fees, a Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and L/C Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender commenced accruing on the Original Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein.

      (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT Fees").

      (c) The Borrower agrees to pay to the Administrative Agent, for payment to the other Lenders (to the extent applicable), on the Second Restatement Closing Date, the other fees, specified in the Fee Letter, and the Administrative Agent shall pay to each Lender on the Second Restatement Closing Date that portion of such fee that shall be owing to such Lender.

      (d) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on March 31, June 30, September 30 and December 31 of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Revolving Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Pricing Margin used to determine the interest rates applicable to Eurodollar Loans, and (ii) to the Issuing Bank, on March 31, June 30, September 30 and December 31 of each year and on the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated, a fronting fee of .25% per annum on the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated), as well as the standard issuance and drawing fees specified from time to time by the Issuing Bank (the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

      (e) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Second Restatement Closing Date, an amendment fee (the "AMENDMENT FEE") in an amount equal to 0.25% of the sum of the (a) outstanding Tranche A-1 Term Loans, (b) outstanding Revolving Loans and (c) unused Revolving Credit Commitments of such Lender; PROVIDED that such Lender executes this Agreement on or before the Second Restatement Closing Date.

      All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Pricing Margin in effect from time to time.

      (b) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Pricing Margin in effect from time to time.

      (c) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, and shall be payable on outstanding amounts from and including the date such amounts are borrowed to but excluding the day such amounts are repaid. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Credit Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum, and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.

      SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event and on each occasion that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

      SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Second Restatement Closing Date. The Revolving Credit Commitments and the L/C Commitment shall automatically terminate at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date.

      (b) The Revolving Credit Commitments shall be automatically reduced as provided in Section 2.13.

      (c) Upon at least three Business Days prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of Revolving Credit Commitments shall be in (1) an integral multiple of $1,000,000 and in a minimum amount of $3,000,000 or (2) in the full remaining amount of the Revolving Credit Commitments, as the case may be, and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure at the time.

      (d) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

      SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time by delivery of a Continuation/Conversion Request to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

            (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

            (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

            (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

            (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

            (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

            (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date;

            (viii) no Interest Period applicable to a Revolving Loan may end later than the Revolving Credit Maturity Date, and no Interest Period applicable to a Term Loan may end later than the Term Loan Maturity Date; and

            (ix) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

      Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing,
(iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

      SECTION 2.11. REPAYMENT OF BORROWINGS. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each of the dates set forth below, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "TERM LOAN REPAYMENT DATE"), a principal amount of the Term Loans (as adjusted from time to time pursuant to paragraph
(b) below and Sections 2.12(b) and 2.13(f)) equal to the amount set forth below opposite such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:


                     REPAYMENT DATE    TRANCHE A-1  TRANCHE A-2
                     --------------    -----------  -----------
                  March 31, 2001       $3,100,000
                  June 30, 2001         3,100,000
                  September 30, 2001    3,100,000   $1,000,000
                  December 31, 2001     3,100,000    1,000,000


                  March 31, 2002        5,040,000    1,000,000
                  June 30, 2002         5,040,000    1,000,000
                  September 30, 2002    5,040,000    1,000,000
                  December 31, 2002     5,040,000    1,000,000


                  March 31, 2003        7,400,000    1,500,000
                  June 30, 2003         7,400,000    1,500,000
                  September 30, 2003    7,400,000    1,500,000
                  December 31, 2003     7,400,000    1,500,000


                  March 31, 2004        8,680,000    2,750,000
                  June 30, 2004         8,680,000    2,750,000
                  September 30, 2004    8,680,000    2,750,000
                  December 31, 2004     8,680,000    2,750,000


                  March 31, 2005        9,000,000    3,500,000
                  July 29, 2005         9,000,000    3,500,000

      (b) If any Term Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Term Loan Repayment Date will be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

      (c) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

      (d) To the extent not previously paid, all Revolving Loans shall be due and payable on the Revolving Credit Maturity Date.

      (e) All repayments pursuant to this Section shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

      SECTION 2.12. OPTIONAL PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least (i) in the case of Eurodollar Borrowings, three Business Days' or
(ii) in the case of ABR Borrowings (other than Swingline Loans) one Business Day's prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent (and in the case of Swingline Loans, the Swingline Lender) before 11:00 a.m., New York City time (or, in the case of any prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment); PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that would be permitted in the case of the advance of a Borrowing of the same type as provided in Section 2.02.

      (b) Each optional prepayment of Term Loans under this Agreement shall be applied to prepay the Tranche A-1 Term Loans and the Tranche A-2 Term Loans ratably in accordance with the aggregate outstanding principal amounts thereof. Optional prepayments of Term Loans of either Tranche shall be applied first to the installments of principal of such Tranche due in respect of the four Term Loan Repayment Dates next following the date of such prepayment and then pro rata against the remaining scheduled installments of principal due in respect of the Term Loans of such Tranche.

      (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

      SECTION 2.13. MANDATORY PREPAYMENTS. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure at the time would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (and, after no Revolving Credit Borrowings or Swingline Loans shall remain outstanding, deposit cash with the Collateral Agent to secure Obligations in respect of outstanding Letters of Credit) in an amount sufficient to eliminate such excess.

      (b) Not later than the Business Day following the completion of any Asset Disposition, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans and, if the Term Loans shall have been paid in full, to prepay Revolving Loans or Swingline Loans and, after no Revolving Credit Borrowings or Swingline Loans shall remain outstanding, to deposit cash with the Collateral Agent to secure Obligations in respect of outstanding Letters of Credit (and the Revolving Credit Commitments shall be simultaneously and permanently reduced by an amount equal to 100% of such Net Cash Proceeds less any amount thereof used to prepay Term Loans).

      (c) Not later than ten Business Days following the receipt by the Borrower or any Subsidiary of Net Cash Proceeds from any Equity Issuance, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans and, if the Term Loans shall have been paid in full, to prepay Revolving Loans or Swingline Loans and, after no Revolving Credit Borrowings or Swingline Loans shall remain outstanding, to deposit cash with the Collateral Agent to secure Obligations in respect of outstanding Letters of Credit (and the Revolving Credit Commitments shall be simultaneously and permanently reduced by an amount equal to such Net Cash Proceeds less any amount thereof used to prepay Term Loans); PROVIDED, HOWEVER, that (i) proceeds (A) from issuances of equity upon exercises of employee stock options, (B) received as consideration for Permitted Acquisitions need not be applied to prepay outstanding Term Loans and/or reduce the Revolving Credit Commitment and (ii) a portion of the proceeds from the initial public offering of the Borrower's common stock may be used to pay up to $34,500,000 principal amount of Subordinated Debt PLUS any interest accrued thereon since December 31, 2000 and any fees and expenses related to such prepayment, PROVIDED that (A) at least $40,000,000 in proceeds shall first have been applied to prepay the Term Loans,
(B) the Senior Debt/Adjusted EBITDA Ratio (calculated on a pro forma basis after giving effect to such application of proceeds) shall be less than or equal to
2.25 to 1.0 and C) any amount of proceeds in excess of the amount applied to pay such Subordinated Debt as contemplated above shall be applied to prepay outstanding Loans as provided above.

      (d) Not later than the earlier of (i) the date 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2000, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans and, if the Term Loans shall have been paid in full, Revolving Loans or Swingline Loans and, after no Revolving Credit Borrowings or Swingline Loans shall remain outstanding, shall deposit cash with the Collateral Agent to secure Obligations in respect of outstanding Letters of Credit, in an aggregate principal amount equal to 75% of Excess Cash Flow for such fiscal year (or, if the Debt/Adjusted EBITDA Ratio at the end of such fiscal year shall have been less than 3.50 to 1.00, 50% of Excess Cash Flow for such fiscal year), and the Revolving Credit Commitments shall be simultaneously and permanently reduced by such amount less any amount thereof used to prepay Term Loans.

      (e) In the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds from the incurrence or disposition of any Indebtedness (other than Indebtedness permitted under Section 6.01(a)), the Borrower shall, as promptly as practicable and in any event not later than the Business Day following the receipt of such Net Cash Proceeds, apply 100% of such Net Cash Proceeds to prepay outstanding Term Loans and, if the Term Loans shall have been paid in full, to prepay Revolving Loans or Swingline Loans and, after no Revolving Credit Borrowings or Swingline Loans shall remain outstanding, to deposit cash with the Collateral Agent to secure Obligations in respect of outstanding Letters of Credit (and the Revolving Credit Commitments shall be simultaneously and permanently reduced by an amount equal to 100% of such Net Cash Proceeds less any amount thereof used to prepay Term Loans).

      (f) Each mandatory prepayment of Term Loans under this Agreement shall be applied to prepay the Tranche A-1 Term Loans and the Tranche A-2 Term Loans ratably in accordance with the aggregate outstanding principal amounts thereof. Each mandatory prepayment of Term

Loans of either Tranche under this Agreement shall be applied first to the installments of principal due in respect of the Term Loans of such Tranche on the four Term Loan Repayment Dates next following the date of such prepayment and then pro rata against the remaining scheduled installments of principal due in respect of the Term Loans of such Tranche.

      (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section, (i) a certificate signed by the Chief Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

      (h) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied first to reduce outstanding ABR Term Loans or ABR Revolving Loans, as the case may be, and then to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be. In the event the amount of any prepayment required to be made pursuant to this Section shall exceed the aggregate outstanding principal amount of the ABR Term Loans or ABR Revolving Loans, as the case may be (the amount of any such excess being called the "EXCESS AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding ABR Loans of the applicable class and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Collateral Agent in Permitted Investments maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay Eurodollar Loans; any interest earned on such Permitted Investments will be for the account of the Borrower, and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Permitted Investment to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

      SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market (or other relevant interbank market) any other condition affecting this Agreement or any Eurodollar Loan made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b), and showing the method of calculation in reasonable detail, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

      SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

            (A) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as the case may be, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

            (B) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in clause (b).

If any Lender shall exercise its rights under clause (A) or (B), all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

      (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to a Loan of another Type, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

      SECTION 2.17. PRO RATA TREATMENT. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding applicable Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

      SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any L/C Disbursement or Loan as a result of which the unpaid principal portion of its participations in L/C Disbursements and Swingline Loans, Term Loans and Revolving Loans shall be proportionately less than the unpaid principal portion of the participations in L/C Disbursements and Swingline Loans, Term Loans and Revolving Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the L/C Exposure, Swingline Exposure, Term Loans and Revolving Loans, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the L/C Exposure, Swingline Exposure, Term Loans and Revolving Loans and participations in L/C Exposure, Swingline Loans, Term Loans and Revolving Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all L/C Exposure, Swingline Exposure, Term Loans and Revolving Loans then outstanding as the principal amount of its L/C Exposure, Swingline Exposure, Term Loans and Revolving Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all L/C Exposure, Swingline Exposure, Term Loans and Revolving Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in any L/C Disbursement or Swingline Loan, Term Loan or Revolving Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      SECTION 2.19. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Credit Document not later than 12:00 (noon), local time at the place of payment, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees and other payments in respect of which it is expressly herein provided that such payments shall be made directly to the Issuing Bank, which shall in each case be paid directly to the Issuing Bank, and (ii) payments in respect of which it is herein expressly provided that such payments shall be made directly to the

Swingline Lender, which shall be paid directly to the Swingline Lender) shall be made to the Administrative Agent at its offices at 399 Park Avenue, New York, New York. Each such payment shall be made in dollars.

      (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Credit Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

      SECTION 2.20. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Each Lender that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of the

Borrower (within the meaning of Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement or any other Credit Document. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.20, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

      SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) If (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to
Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (1) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (2) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (3) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements and Swingline Loans of such Lender or L/C Disbursements of the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16), and (4) if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to clause (b)), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.16 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

      (b) If (i) any Lender or the Issuing Bank delivers a certificate requesting compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the

Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

      SECTION 2.22. LETTERS OF CREDIT. (a) GENERAL. The Borrower may request the issuance of a Letter of Credit for its own account, by delivering an Issuance Request, at any time and from time to time, for general corporate purposes while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

      (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) an Issuance Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with clause (c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension and Credit Events or repayments to be made at or before such time (A) the L/C Exposure shall not exceed $6,000,000 and (B) the sum of the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

      (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; PROVIDED, HOWEVER, that a Letter of Credit issued by the Issuing Bank in favor of an insurance company to secure the Borrower's workers' compensation programs will be extended automatically at the close of business on each one-year anniversary of the issuance or extension, as the case may be, of such Letter of Credit until such Letter of Credit expires five days prior to the Revolving Credit Maturity Date, unless the Issuing Bank gives 30 days' notice of nonrenewal in writing to the Borrower.

      (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Revolving Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Credit Document) forthwith on the date due as provided in Section 2.02(f), in the same currency in which such L/C Disbursement is denominated. Each Revolving Credit Lender agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e) REIMBURSEMENT. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Issuing Bank an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

      (f) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse L/C Disbursements as provided in clause (e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Credit Document, or any term or provision therein;

            (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Credit Document;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Credit Document or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      Without limiting the generality of the foregoing, the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

      (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

      (h) INTERIM INTEREST. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

      (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may resign at any time by giving 180 days prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders, to be effective only upon the appointment of a successor Issuing Bank pursuant to the following sentence. Subject to the next succeeding clause, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(d)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Credit Documents and
(ii) references herein and in the other Credit Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

      (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposits shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall be invested in Permitted Investments, to be selected by the Issuing Bank in its sole discretion, and interest earned on such deposits shall be deposited in such account as additional collateral for the payment and performance of the Obligations. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.23. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower at any time and from time to time on or after the Original Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $7,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. The Swingline Lender shall have no duty to make or continue to make Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

      (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by fax), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

      (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender's Revolving Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Revolving Percentage of such Swingline Loan or Swingline Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      (d) The Swingline Lender may resign at any time by giving 180 days prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Swingline Lender, the Administrative Agent and the Lenders, in each case to be effective only upon the appointment of a successor Swingline Lender pursuant to the following sentence. Upon the acceptance of any appointment as the Swingline Lender hereunder by a Lender that shall agree to serve as successor Swingline Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Swingline Lender. At the time such removal or resignation shall become effective, the Borrower shall pay all outstanding Swingline Loans together with all interest accrued thereon. The acceptance of any appointment as the Swingline Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Swingline Lender under this Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term "Swingline Lender" shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the resignation or removal of the Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank and each of the Lenders as follows (with each reference to a Subsidiary being deemed to include all persons that will be Subsidiaries after giving effect to the Second Restatement Closing Date Transactions, other than any such persons that have ceased to be Subsidiaries):

      SECTION 3.01. ORGANIZATION; POWERS. The Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Credit Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

      SECTION 3.02. AUTHORIZATION. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Borrower and the Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Collateral Documents).

      SECTION 3.03. ENFORCEABILITY. This Agreement and each other Credit Document has been duly executed and delivered by the Obligors party thereto, and this Agreement constitutes, and each other Credit Document when executed and delivered by the Obligors will constitute, a legal, valid and binding obligation of the Obligors party thereto enforceable against such Obligors in accordance with its terms.

      SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.

      SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to the Administrative Agent unaudited consolidated and consolidating balance sheets and related statements of income, stockholders equity and cash flows of the Borrower for the fiscal year most recently ended before the Second Restatement Closing Date, certified by the Borrower's Chief Financial Officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower, and its consolidated subsidiaries as of such dates and for such periods. The Borrower has also furnished to the Administrative Agent (i) unaudited consolidated and consolidating balance sheets and related statements of income and stockholders' equity of Clinforce for the fiscal year most recently ended before the Second Restatement Closing Date and (ii) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of Clinforce for each completed fiscal quarter since the date of such unaudited financial statement (and, to the extent available, for each completed month since the last such quarter), which unaudited financial statements shall be in form and scope satisfactory to the Administrative Agent. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower, and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

      (b) The Borrower has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet as of the Second Restatement Closing Date, prepared giving effect to the Second Restatement Closing Date Transactions as if they had occurred on such date. Such pro forma balance sheet has been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Supplemental Information Memorandum (which assumptions are believed by the Borrower on the date hereof to be reasonable), is based on the best information available to the Borrower, accurately reflects all adjustments required to be made to give effect to the Second Restatement Closing Date Transactions and presents fairly in all material respects on a pro forma basis the pro forma consolidated financial position of the Borrower and the consolidated Subsidiaries as of such date, assuming that the Second Restatement Closing Date Transactions had actually occurred at such date.

      SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of the Borrower and the Subsidiaries, taken as a whole, or of Clinforce since September 30, 2000.

      SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

      (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where failure to have such possession will not have a Material Adverse Effect.

      SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Second Restatement Closing Date (and after giving effect to the Clinforce Acquisition) a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and nonassessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens.

      SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Credit Document or the Transactions, or purport to affect the ability of the parties to consummate any of the Transactions, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code, approval or permit), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10. AGREEMENTS. (a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (b) None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. MARGIN STOCK. None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.13. TAX RETURNS. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

      SECTION 3.14. NO MATERIAL MISSTATEMENTS. None of (a) the Supplemental Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Credit Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions that were reasonable at the time such information, report, financial statement, exhibit or schedule was prepared and due care in the preparation of such information, report, financial statement, exhibit or schedule.

      SECTION 3.15. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.16.  ENVIRONMENTAL MATTERS.  Except as set forth in
Schedule 3.16:

      (a) The real properties owned or operated by the Borrower and the Subsidiaries (the "ENVIRONMENTAL PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

      (b) The Environmental Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

      (c) There have been no Releases or threatened Releases at, from, under or proximate to the Environmental Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

      (d) None of the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Environmental Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor does the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

      (e) Hazardous Materials have not been transported from the Environmental Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Environmental Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.17. INSURANCE. Schedule 3.17 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Second Restatement Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

      SECTION 3.18. LOCATION OF REAL PROPERTY. Schedule 3.18 lists completely and correctly as of the Second Restatement Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.18.

      SECTION 3.19. LABOR MATTERS. As of the date hereof and the Second Restatement Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

      SECTION 3.20. SOLVENCY. Immediately after the consummation of the Second Restatement Closing Date Transactions, (i) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Second Restatement Closing Date.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      SECTION 4.1. ALL CREDIT EVENTS. The obligations of the Lenders to make Loans (other than a Borrowing pursuant to Section 2.02(f)) and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the conditions that on the date of each issuance of a Letter of Credit and each Borrowing of a Loan (other than a Borrowing pursuant to Section 2.02(f))(each such event being called a "CREDIT EVENT"):

      (a) REQUEST. The Borrower shall have delivered a Borrowing Request to the Administrative Agent, a notice to the Swingline Lender in accordance with
Section 2.23(b) or an Issuance Request to the Administrative Agent and the Issuing Bank, as the case may be.

      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event, both before and after giving effect to the Second Restatement Closing Date Transactions, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

      (c) NO DEFAULT. The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Credit Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

      Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in clauses (b) and (c) of this Section.

      SECTION 4.02. SECOND RESTATEMENT CLOSING DATE. The effectiveness of the second amendment and restatement of the Existing Credit Agreement by this Agreement and the obligations of the Lenders to make Term Loans hereunder are subject to the satisfaction of the following conditions on or prior to March 15, 2001:

            (a) The Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

            (b) NOTES. Each Lender that shall have requested a Note or Notes as provided in Section 2.04 shall have received such Note or Notes, duly executed by the Borrower.

            (c) ORGANIZATIONAL DOCUMENTS. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Obligor, certified as of a recent date by the Secretary of State or comparable official of the state or other jurisdiction of its organization, and a certificate as to the good standing of each Obligor as of a recent date from such Secretary of State or other official; (ii) a certificate of the Secretary or Assistant Secretary of each Obligor dated the

      Second Restatement Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Obligor as in effect on the Second Restatement Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Obligor authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Obligor have not been amended since the date of the last amendment thereto shown on the certified copy thereof furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Obligor; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

            (d) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate, dated the Second Restatement Closing Date and signed by the Chief Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in clauses (b) and (c) of Section 4.01 immediately prior to, and after giving effect to, the Second Restatement Closing Date Transactions.

            (e) GUARANTEE REQUIREMENT. The Guarantee Requirement shall be satisfied.

            (f) COLLATERAL REQUIREMENT. The Collateral Requirement shall be satisfied, except for the provisions of clause (d) of the definition of the term "Collateral Requirement".

            (g) PERFECTION CERTIFICATE. The Collateral Agent shall have received a Perfection Certificate dated the Second Restatement Closing Date and duly executed by an Officer of the Borrower.

            (h) LIEN SEARCHES. The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Domestic Subsidiaries in the states (or other jurisdictions) in which the chief executive offices of such persons or any offices of such persons in which records have been kept relating to Accounts are located, and the other jurisdictions in which Uniform Commercial Code (or equivalent) filings are to be made pursuant to paragraph (f) above, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

            (i) INSURANCE. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

            (j) TAXES. The Lenders shall be reasonably satisfied in all respects
      (i) with the tax position and the contingent tax and other liabilities of the Borrower for prior operating periods, and with the plans of the Borrower with respect thereto, and (ii) with any tax sharing agreements among the Borrower and the Subsidiaries and/or any other person after giving effect to the Transactions and the other transactions contemplated hereby.

            (k) ENVIRONMENTAL AND EMPLOYEE MATTERS. The Lenders shall be satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

            (l) PAYMENTS OF FEES, ETC. The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Second Restatement Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Credit Document.

            (m) OPINIONS. The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Proskauer Rose LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit K, (i) dated the Second Restatement Closing Date, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to the Credit Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinion.

            (n) CLINFORCE ACQUISITION. The Clinforce Acquisition shall have been, or shall substantially simultaneously with the Credit Event on the Second Restatement Closing Date be, consummated in accordance with the Stock Purchase Agreement and applicable law, without any amendment to or waiver of any material terms or conditions of the Stock Purchase Agreement not approved by the Lenders. The Lenders and the Issuing Bank shall have received executed copies of the Stock Purchase Agreement and all certificates, opinions and other documents delivered in connection therewith, all certified by the Chief Financial Officer of the Borrower as complete and correct.

            (o) SECOND RESTATEMENT CLOSING DATE TRANSACTIONS. The terms on which the Second Restatement Closing Date Transactions shall have been completed and the capitalization (including Indebtedness) of the Borrower and the Subsidiaries after giving effect to the Second Restatement Closing Date Transactions shall be consistent in all material respects with the pro forma financial statements and projections provided to the Lenders prior to the Second Restatement Closing Date.

            (p) INDEBTEDNESS. The Borrower and the Subsidiaries shall have outstanding no Indebtedness other than the Indebtedness hereunder, the Subordinated Debt and the other indebtedness set forth on Schedule 6.01.

            (q) SUBORDINATED DEBT. The Administrative Agent shall have received a certificate, dated the Second Restatement Closing Date and signed by the Chief Financial Officer of the Borrower, setting forth the calculation of the Debt/Adjusted EBITDA Ratio (as defined in the Subordinated Debt Agreement) as of the Second Restatement Closing Date.

            (r) LEGAL MATTERS. All legal matters incidental to this Agreement, the Transactions and the Credit Documents shall be satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

      SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

      (b) The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where failure to do so will not have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      SECTION 5.02. INSURANCE. The Borrower will, and will cause each of the Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including business interruption, fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, and professional liability insurance; and maintain such other insurance as may be required by law.

      SECTION 5.03. OBLIGATIONS AND TAXES. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

      SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and the consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of income (setting forth revenues by business line), stockholder's equity and cash flows showing the financial condition of the Borrower and the consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by the Borrower's Chief Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

            (c) within 45 days after the end of each of month, its consolidated balance sheet and related statement of income (setting forth revenues by business line) showing the financial condition of the Borrower and the consolidated Subsidiaries as of the close of such month (together with the consolidated balance sheets of the Borrower and the consolidated Subsidiaries (i) as of the close of such month projected in the budget previously delivered to the Administrative Agent pursuant to clause (g) below and (ii) as of the close of the same month in the prior fiscal year) and the results of operations of the Borrower and the consolidated Subsidiaries during such month and the then elapsed portion of the fiscal year (together with the statements of income showing the results of operations of the Borrower and the consolidated Subsidiaries (i) for such month and the then elapsed portion of the fiscal year as projected in the budget previously delivered to the Administrative Agent pursuant to clause
      (g) below and (ii) for such month in the prior fiscal year and the then elapsed portion of such prior fiscal year), all certified by its Chief Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end audit adjustments;

            (d) concurrently with any delivery of financial statements under clause (a), (b) or (c), a certificate of the accounting firm or the Chief Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)
      (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.11, 6.12, 6.13, 6.14 and 6.15;

            (e) concurrently with any delivery of financial statements under clause (a) or (b), a Pricing Adjustment Certificate;

            (f) not later than 30 days after the first day of the Borrower's fiscal year, copies of the Borrower's annual consolidated budget for such fiscal year all in form and substance reasonably satisfactory to the Administrative Agent;

            (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

            (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Credit Document, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.05. LITIGATION AND OTHER NOTICES. The Borrower will promptly after an Officer becomes aware thereof, furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

            (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      SECTION 5.06. EMPLOYEE BENEFITS. (a) The Borrower will, and will cause each of the Subsidiaries to, comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $2,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of the Chief Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

      SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account, in a manner consistent with requirements of law and with sound business practice so as to permit the preparation of financial statements in conformity with GAAP, in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

      SECTION 5.08. USE OF PROCEEDS; MARGIN STOCK. (a) The proceeds of the Term Loans and of the Revolving Loans made on the Second Restatement Closing Date shall be used solely for the purposes set forth in the preamble to this Agreement.

      (b) The proceeds of Revolving Loans and Swingline Loans made after the Second Restatement Closing Date may be used for working capital and general corporate purposes of the Borrower (including, in the case of Revolving Loans, Permitted Acquisitions).

      (c) The Letters of Credit may be used for general corporate purposes.

      (d) Notwithstanding the foregoing, no part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

      SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will, and will cause each of the Subsidiaries to, comply, and cause all lessees and other persons occupying its Environmental Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Environmental Properties; obtain and renew all material Environmental Permits necessary for its operations and Environmental Properties; and conduct any Remedial Action in accordance with Environmental Laws, except to the extent that the failure to do the same could not reasonably be expected to result in a Material Adverse Effect; PROVIDED, HOWEVER, that none of the Borrower or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

      SECTION 5.10. FURTHER ASSURANCES. (a) The Borrower will, and will cause each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to cause the Guarantee Requirement and the Collateral Requirement to be satisfied at all times.

      (b) The Borrower will, and will cause each of the Subsidiaries to, from time to time, at the request of the Administrative Agent or the Required Lenders, take all such actions as the Collateral Agent shall specify to create and perfect Liens on any properties or assets of the Borrower or the Domestic Subsidiaries that have substantial value and are not subject to the Liens created by the Collateral Documents to secure the Obligations.

      SECTION 5.11. INTEREST RATE AGREEMENTS. The Borrower shall, within 75 days following the Second Restatement Closing Date, enter into (and thereafter maintain in effect until the date that is three years after the Original Closing
Date) Interest Rate Agreements providing for an interest rate cap reasonably acceptable to the Administrative Agent in a notional amount equal to $45,000,000 with a counterparty reasonably satisfactory to the Administrative Agent.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Credit Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

      SECTION 6.01. INDEBTEDNESS. (a) The Borrower will not, and will not cause or permit any Subsidiary to, incur, create, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness for borrowed money existing on the Second Restatement Closing Date and set forth in Schedule 6.01;

            (ii) Indebtedness created hereunder and under the other Credit Documents;

            (iii) the Subordinated Debt;

            (iv) Indebtedness of the Borrower to any wholly owned Subsidiary and of any wholly owned Subsidiary to the Borrower or any other wholly owned Subsidiary; PROVIDED, that (A) in the case of any such Indebtedness in an amount greater than $1,000,000 owed to the Borrower or any Domestic Subsidiary, such Indebtedness is evidenced by a promissory note that has been pledged as security for the Obligations under the Pledge Agreement,
      (B) in the case of any such Indebtedness in an amount greater than $1,000,000 owed by the Borrower or a Domestic Subsidiary to any Foreign Subsidiary, such Indebtedness is subordinated to the Obligations on terms satisfactory to the Administrative Agent and (C) in the case of all such Indebtedness, the loans and advances giving rise thereto are permitted under Section 6.04;

            (v) Indebtedness of the Borrower or any Subsidiary consisting of (A) Capital Lease Obligations and (B) purchase money obligations in respect of real property or equipment, in either case incurred in the ordinary course of business after the Original Closing Date, and extensions, renewals and replacements of such Capital Lease Obligations or purchase money obligations; PROVIDED that the aggregate principal amount of the Capital Lease Obligations, purchase money obligations and extensions, renewals and replacements thereof incurred pursuant to this clause (v) and outstanding at any time shall not exceed $4,000,000;

            (vi) Indebtedness of the Borrower created under Hedging Obligations required under Section 5.12 or entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

            (vii) Indebtedness of any Subsidiary that existed at the time such person became a Subsidiary and that was not incurred in contemplation of the acquisition by the Borrower or another Subsidiary of such Subsidiary; PROVIDED that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $4,000,000 at any time outstanding;

            (viii) obligations with respect to surety bonds obtained by the Borrower or any of the Subsidiaries in the ordinary course of business to secure their obligations with respect to applicable workmen's compensation laws; PROVIDED that the aggregate principal amount of such obligations shall not exceed $3,000,000 at any time outstanding;

            (ix) Indebtedness of the Borrower or any of the Subsidiaries incurred to finance insurance premiums; PROVIDED that the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $2,000,000 at any time outstanding;

            (x) unsecured Indebtedness of the Borrower or any of the Subsidiaries to the seller of any business incurred in connection with a Permitted Acquisition of such business; PROVIDED that (A) such Indebtedness is subordinated to the Obligations on terms acceptable to the Administrative Agent, (B) the terms of such Indebtedness shall not provide for any maturity, amortization, sinking fund payment, mandatory redemption, other required repayment or repurchase of, or cash interest or other similar payment with respect to, such Indebtedness, in each case prior to the Term Loan Maturity Date (except that deferred payments related to Permitted Acquisitions shall not be subject to this clause
      (B)), (C) the covenants and events of default relating to such Indebtedness shall be no more restrictive than those relating to the Subordinated Debt contained in the Subordinated Debt Agreement as in effect on the Original Closing Date and (D) the aggregate principal amount of Indebtedness permitted by this clause (x) shall not exceed $13,000,000 at any time outstanding; and

             (xi) other unsecured Indebtedness of the Borrower and the Subsidiaries in an aggregate principal amount not exceeding
      $5,000,000;

PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness permitted by the foregoing clauses (i) and (iv)-(xi), excluding deferred payments related to Permitted Acquisitions, shall not exceed $10,000,000 at any time outstanding.

            (b) The Borrower will not, and will not cause or permit any Subsidiary to, issue any Equity Interests other than (i) common stock of the Borrower, (ii) Preferred Stock of the

Borrower (A) that is not Disqualified Stock and (B) the terms of which do not provide for the declaration or payment of any dividend or distribution (other than in additional shares of such Preferred Stock or in common stock) on or prior to the Term Loan Maturity Date and (iii) common stock of Subsidiaries issued to the Borrower or other Subsidiaries.

      SECTION 6.02. LIENS. The Borrower will not, and will not cause or permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests, Rights or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect thereof, or assign or transfer any such income or revenues or rights in respect thereof, except:

            (a) Liens on property or assets existing on the Second Restatement Closing Date and set forth in Schedule 6.02; PROVIDED that such Liens shall extend only to those assets to which they extend on the Second Restatement Closing Date and shall secure only those obligations which they secure on the Second Restatement Closing Date;

            (b) Liens created under the Credit Documents;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, which properties and assets are acquired after the Original Closing Date; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any asset or property subject thereto, (B) materially reduce the fair market value of such asset or property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such asset or property;

            (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

            (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.03;

            (f) pledges and deposits made in the ordinary course of business to comply with workmen's compensation, unemployment insurance and other social security laws or regulations;

            (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

            (h) judgment liens securing judgments that have not resulted in an Event of Default under paragraph (i) of Article VII;

            (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the

      Borrower or any of the Subsidiaries; PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01(a)(v), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the Fair Market Value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any of the Subsidiaries;

            (j) the interests of lessors with respect to Capital Lease Obligations permitted under Section 6.01(a)(v);

            (k) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

            (l) other Liens on property or assets of the Borrower and the Subsidiaries securing obligations in an aggregate amount at any time not to exceed $2,000,000.

       SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not, and will not cause or permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

       SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. The Borrower will not, and will not cause or permit any Subsidiary to, make or permit to exist any Investment in any other person, except:

             (a) Investments by the Borrower or any Subsidiary existing on the Second Restatement Closing Date and set forth on Schedule 6.04;

             (b) Investments in any Subsidiary by the Borrower or any other Subsidiary existing on the Second Restatement Closing Date;

             (c) (i) additional Investments in wholly owned Domestic Subsidiaries (PROVIDED that management or pre-acquisition holders of Equity Interests of any such Domestic Subsidiary acquired pursuant to a Permitted Acquisition may own up to 10% in the aggregate of the Equity Interests of such Subsidiary so long as no more than two Subsidiaries that are less than wholly owned Subsidiaries are created or acquired during the term of this Agreement) and (ii) additional Investments in wholly owned Foreign Subsidiaries in an aggregate amount not greater than $2,000,000 during any fiscal year of the Borrower, in each case to the extent any resulting Indebtedness is permitted under Section 6.01(a)(iv);

             (d) Investments in the form of loans and advances to employees in an aggregate amount outstanding at any time not to exceed $250,000;

             (e) Permitted Acquisitions;

             (f) Permitted Investments; and

             (g) other Investments in an aggregate amount not greater than $2,000,000 at any time.

       SECTION 6.05. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES OF ASSETS.
 (a) The Borrower will not, and will not cause or permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, PROVIDED that if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration and (iii) any Subsidiary may merge with or into or consolidate with the relevant Target in connection with a Permitted Acquisition, including the Merger (PROVIDED that, except as permitted by clause (d) of the definition of the term "Permitted Acquisition", the percentage of Voting Stock of such Subsidiary owned directly or indirectly by the Borrower shall not change as a result of such merger or consolidation).

       (b) The Borrower will not, and will not cause or permit any Subsidiary to, enter into any Asset Acquisition or Stock Acquisition other than a Permitted Acquisition.

       (c) The Borrower will not, and will not cause or permit any Subsidiary to, enter into any Asset Disposition (other than Asset Dispositions involving assets with an aggregate book value and Fair Market Value not in excess of $2,000,000 during the term of this Agreement and the proceeds of which are applied in accordance with Section 2.13(c)).

       SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON REPAYMENT OF INDEBTEDNESS AND ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS. (a) The Borrower will not, and will not cause or permit any Subsidiary to, directly or indirectly:

             (i) declare or pay any dividend or make any distribution (whether in cash, securities or other property) on or with respect to the Equity Interests of the Borrower or any Subsidiary except for (A) dividends paid by Subsidiaries ratably to the holders of their common stock or other Equity Interests and (B) dividends paid by the Borrower solely in its common stock (or, in the case of Preferred Stock permitted by Section 6.01(b), in additional shares of such Preferred Stock or common stock of the Borrower); or

             (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Equity Interests or Rights of the Borrower or any Affiliate of the Borrower held by persons other than the Borrower or a wholly owned Subsidiary or any securities exchangeable for or convertible into any such Equity Interests or Rights; PROVIDED, HOWEVER, that the Borrower may repurchase, redeem, retire or otherwise acquire Equity Interests or Rights of the Borrower owned by employees of the Borrower and the Subsidiaries or their assigns, estates and heirs, at a price not in excess of fair market value determined in good faith by the Board of Directors of the Borrower, in an aggregate amount not to exceed $4,000,000 during the term of this Agreement.

       (b) The Borrower will not, and will not cause or permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

             (i) payment of Indebtedness created under the Credit Documents;

             (ii) payment of mandatory interest and principal payments as and when due in accordance with the terms of any Indebtedness, other than payments in respect of the Subordinated Debt or other subordinated obligations prohibited by the subordination provisions thereof; PROVIDED, HOWEVER, that (A) prior to October 1, 2004, all payments of interest with respect to the Subordinated Debt shall be made in kind through the issuance of additional Subordinated Notes having terms identical to the terms of the Subordinated Notes as in effect on the Original Closing Date and (B) with respect to all cash interest payments in respect of the Subordinated Debt made on or after October 1, 2004, at the time such interest payment is made, no Default shall have occurred and be continuing and the Borrower shall be in compliance, on a pro forma basis after giving effect to such interest payment, with the covenants contained in Sections 6.13, 6.14 and 6.15;

             (iii) refinancings of Indebtedness to the extent permitted by
       Section 6.01; and

             (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

       (c) The Borrower will not, and will not cause or permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual or consensual encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Equity Interests or (ii) make or repay any loans or advances to the Borrower or to any other Subsidiary.

       SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Except as set forth on
 Schedule 6.07, the Borrower will not, and will not cause or permit any Subsidiary to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from an unrelated third party.

       SECTION 6.08. BUSINESS OF THE BORROWER AND SUBSIDIARIES. The Borrower will not, and will not cause or permit any Subsidiary to, engage at any time in any business or business activity other than businesses in which it is engaged on the Second Restatement Closing Date and business activities reasonably related thereto.

       SECTION 6.09. MODIFICATION OF CERTAIN AGREEMENTS. The Borrower will not, and will not cause or permit any Subsidiary to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in
 (a) the Subordinated Debt Agreement, the Subordinated Notes or any other document or instrument evidencing or applicable to the Subordinated Debt, (b) in the case of any Subsidiary, its certificate of incorporation, by-laws or other organizational documents (except to the extent such amendment, supplement or modification would not adversely affect the rights or interests of the Lenders) or (c) the Merger Agreement.

       SECTION 6.10. FISCAL YEAR. The Borrower will not change the end of (a) its fiscal year from December 31 to any other date and (b) its fiscal quarter from the end of the calendar quarter to any other date.

       SECTION 6.11. CAPITAL EXPENDITURES. The Borrower will not, and will not cause or permit any of the Subsidiaries to, make Capital Expenditures in any fiscal year of the Borrower in excess of the amount set forth below opposite such fiscal year:


                                               CASH CAPITAL
                        FISCAL YEAR          EXPENDITURE LIMIT
                        -----------          -----------------
                            1999                  $400,000
                            2000                $3,000,000
                            2001                $5,000,000
                            2002                $5,000,000
                            2003                $5,000,000
                            2004                $5,000,000
                            2005                $5,000,000

 PROVIDED, HOWEVER, Capital Expenditures of up to $1,000,000 permitted but not made during any fiscal year may be used to increase Capital Expenditures made during the following fiscal year.

       SECTION VI.12. MINIMUM ADJUSTED EBITDA. The Borrower will not permit Adjusted EBITDA for any period of four consecutive fiscal quarters ending on any date set forth below to be less than the amount set forth below opposite such date:


                 DATE                                  AMOUNT
                 ----                                  ------
           December 31, 2000                         $38,500,000
           December 31, 2001                         $45,000,000
           December 31, 2002                         $55,000,000
           December 31, 2003                         $70,000,000
           December 31, 2004                         $80,000,000
           December 31, 2005                         $95,000,000

       SECTION 6.13. DEBT/ADJUSTED EBITDA RATIO. The Borrower will not permit, as of any date during any period set forth below, the ratio of (a) the total amount of Debt of the Borrower and the consolidated Subsidiaries as of such date to (b) Adjusted EBITDA for the period of four fiscal quarters (including with respect to any fiscal quarter of the Borrower ending on or before September 30, 2000 such pro forma adjustments as may be necessary to reflect CCS's results of operations for periods ended prior to July 29, 1999) most recently ended as of such date for which financial statements have been delivered under Section 5.04(a) or (b) (the "DEBT/ADJUSTED

EBITDA RATIO") to be in excess of the ratio set forth below opposite the period in which such date occurs:


                   DATE                                  RATIO
                   ----                                  -----
December 16, 1999 through June 29, 2000               5.00 to 1.00
June 30, 2000 through December 30, 2000               4.75 to 1.00
December 31, 2000 through March 31, 2001              4.50 to 1.00
April 1, 2001 through June 30, 2001                   4.50 to 1.00
July 1, 2001 through December 30, 2001                4.25 to 1.00
December 31, 2001 through December 30, 2002           3.75 to 1.00
December 31, 2002 through December 30, 2003           3.50 to 1.00
December 31, 2003 through December 30, 2004           2.50 to 1.00
December 31, 2004 and thereafter                      2.00 to 1.00

       SECTION 6.14. SENIOR DEBT/ADJUSTED EBITDA RATIO. The Borrower will not permit, as of any date during any period set forth below, the ratio of (a) the total amount of Senior Debt as of such date to (b) Adjusted EBITDA for the period of four fiscal quarters (including with respect to any fiscal quarter of the Borrower ending on or before September 30, 2000 such pro forma adjustments as may be necessary to reflect CCS's results of operations for periods ended prior to July 29, 1999) most recently ended as of such date for which financial statements have been delivered under Section 5.04(a) or (b) (the "SENIOR DEBT/ADJUSTED EBITDA RATIO") to be in excess of the ratio set forth below opposite the period in which such date occurs:


                   DATE                                   RATIO
                   ----                                   -----
December 16, 1999 through June 29, 2000               4.00 to 1.00
June 30, 2000 through December 30, 2000               3.75 to 1.00
December 31, 2000 through March 31, 2001              3.50 to 1.00
April 1, 2001 through June 30, 2001                   3.50 to 1.00
July 1, 2001 through December 30, 2001                3.25 to 1.00
December 31, 2001 through December 30, 2002           2.75 to 1.00
December 31, 2002 through December 30, 2003           2.00 to 1.00
December 31, 2003 and thereafter                      1.25 to 1.00

       SECTION 6.15. CONSOLIDATED INTEREST EXPENSE COVERAGE RATIO. The Borrower will not permit the ratio of Adjusted EBITDA (including with respect to any fiscal quarter of the Borrower ending on or before September 30, 2000 such pro forma adjustments as may be necessary to reflect CCS's results of operations for periods ended prior to July 29, 1999) to Consolidated Interest Expense for any period of four consecutive fiscal quarters ending on any fiscal quarter end date during any period set forth below to be less than the ratio set forth below opposite such period:


                  DATE                                   RATIO
                  ----                                   -----
December 16, 1999 through June 29, 2000               2.80 to 1.00
June 30, 2000 through December 30, 2000
December 31, 2000 through September 30,               3.00 to 1.00
2001                                                  3.50 to 1.00
October 1, 2001 through March 31, 2002                3.75 to 1.00
April 1, 2002 and thereafter                          4.00 to 1.00

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

       SECTION 7.01.  DEFAULTS AND REMEDIES.

       In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

             (a) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made in or in connection with any Credit Document or in connection with any Credit Event, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Credit Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished.

             (b) PAYMENT OF PRINCIPAL. Default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise.

             (c) PAYMENT OF INTEREST, FEES, ETC. Default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in clause (b)) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days.

             (d) CERTAIN COVENANTS. Default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI.

             (e) OTHER COVENANTS. Default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Credit Document (other than those specified in clause (b), (c) or (d)) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower.

             (f) DEFAULT ON OTHER INDEBTEDNESS. (i) the Borrower or any of the Subsidiaries shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness when and as the same shall become due and payable, (ii) the Borrower or any of the Subsidiaries shall fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness, or any other event or condition shall occur, if the effect of any failure or other event or condition referred to in this clause (ii) shall be to cause, or to permit the holder or holders of such Material Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice, the lapse of time or both, such Material Indebtedness to become due or to be required to be repurchased, redeemed or defeased prior to its stated maturity.

             (g) INVOLUNTARY BANKRUPTCY. An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking

      (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

             (h) VOLUNTARY BANKRUPTCY. The Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing.

             (i) JUDGMENT DEFAULT. One or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment.

             (j) ERISA. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,000,000 or to require payments exceeding $1,000,000 in any year.

             (k) IMPAIRMENT OF SECURITY INTERESTS. Any security interest purported to be created by any Collateral Document shall cease to be, or shall be asserted by the Borrower not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Collateral Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Collateral Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy.

             (l) IMPAIRMENT OF CREDIT DOCUMENTS. Any Credit Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing.

             (m) CHANGE IN CONTROL.  There shall have occurred a Change in
       Control.

 then, in every such event (other than an event with respect to the Borrower described in clause (g) or (h)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (g) or (h), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding. The Required Lenders by notice to the Administrative Agent may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.


                                  ARTICLE VIII

                                   THE AGENTS

       SECTION 8.01. APPOINTMENT OF AGENTS. In order to expedite the transactions contemplated by this Agreement, Salomon Smith Barney Inc. is hereby appointed to act as Arranger, Citibank, N.A., is hereby appointed to act as Administrative Agent, Collateral Agent on behalf of the Lenders and the Issuing Bank, Bankers Trust Company is hereby appointed to act as Syndication Agent and Wachovia Bank, N.A., is hereby appointed to act as Documentation Agent (for purposes of this Article VIII, the Arranger, the Collateral Agent, the Administrative Agent, the Syndication Agent and the Documentation Agent are referred to collectively as the "AGENTS"). Each of the Lenders, each assignee of any such Lender and the Issuing Bank hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders, any assignees of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender, each assignee of any such Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders or the Issuing Bank to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder;

 and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement or the other Credit Documents as received by the Administrative Agent. It is expressly understood that none of the Arranger, the Syndication Agent and the Documentation Agent shall have any duties or responsibilities under this Agreement.

       SECTION 8.02. LIMITATIONS ON LIABILITY. Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Credit Document. The Agents shall not be responsible to the Lenders or any assignees of the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Credit Documents, instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each assignee of any Lender. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower of any of their respective obligations hereunder or under any other Credit Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

       SECTION 8.03. ACTING AT THE DIRECTION OF THE REQUIRED LENDERS. The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

       SECTION 8.04. RESIGNATION OF THE AGENTS. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower in writing. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders (subject, so long as no Event of Default has occurred and is continuing, to the consent of the Borrower, not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as

 Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

       SECTION 8.05. OTHER TRANSACTIONS. With respect to the Loans made by it hereunder (and the Notes issued to it), each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

       SECTION 8.06. REIMBURSEMENT AND INDEMNITY. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by it or any of them under this Agreement or any other Credit Document, to the extent the same shall not have been reimbursed by the Borrower, PROVIDED that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse the Issuing Bank and its directors, officers, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

       SECTION 8.07. NO RELIANCE. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

       SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

             (a) if to the Borrower to Cross Country TravCorps, Inc., 6551 Park of Commerce Boulevard, N.W., Suite 200, Boca Raton, Florida 33847, Attention of Emil Hensel, Chief Financial Officer (fax (561) 912-9068);

             (b) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to Citicorp USA, Inc., at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention of Global Loans Servicing Center (fax
       (302) 894-6120), with a copy of each report, financial statement, notice or other document required to be delivered by the Borrower under Article V to Citicorp USA, Inc., 390 Greenwich Street, 1st Floor, New York, New York 10013, Attention of Michael Chlopak (fax (212) 723-8547); and

             (c) if to a Lender, to it at its address (or fax number) set forth on Annex 2 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

 All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

       SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans, the issuance of Letters of Credit by the Issuing Bank and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Syndication Agent, the Administrative Agent, the Collateral Agent, the Documentation Agent, the Issuing Bank or any Lender.

       SECTION 9.03. BINDING EFFECT; TERMINATION. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the

 Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall remain in effect until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Credit Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full.

       SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

       (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that

             (i) the Borrower and the Administrative Agent and (only with respect to Revolving Credit Commitments and Revolving Loans) the Issuing Bank and the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), except in the case of an assignment to a Lender or an Affiliate of a Lender of any Loan or Note (in which case no consent of any party shall be required), or at any time when an Event of Default has occurred and is continuing (in which case no consent of the Borrower shall be required),

             (ii) except with the prior written consent of the Borrower and the Administrative Agent, the amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and an integral multiple of $1,000,000 (or shall equal the entire remaining amount of such Lender's Commitment and/or Loans),

             (iii) each such assignment, if it is an assignment of a Revolving Credit Commitment and/or Revolving Loans, shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations with respect to the Revolving Credit Commitments and Revolving Loans,

             (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and

             (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to clause (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

       (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
 (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and Loans (and the outstanding balances thereof), in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i), such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
 Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Arranger, the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

       (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Arranger, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Arranger, the Issuing Bank, the Collateral Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

       (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) and, if required, the written consent of the Borrower, the Administrative Agent and (only with respect to Revolving Credit Commitments and Revolving Loans) the Issuing Bank and the Swingline Lender to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank and the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this clause. Within five Business Days after receipt of notice (to the extent requested by such assignee), (i) the Borrower, at its own expense, shall execute and deliver to the Administrative Agent new Notes payable to the order of such assignee (or, if such assignee shall so request, to such assignee or registered assigns) representing the Commitments and Loans acquired by such assignee pursuant to such Assignment and Acceptance and (ii) the assigning Lender, if it shall cease to be a party hereto as provided in clause (a), shall deliver the Notes held by it to the Borrower for cancelation. The new Notes delivered to such assignee shall be dated the date of the original Notes issued hereunder and shall otherwise be in substantially the form of the appropriate Exhibit or Exhibits thereto.

       (f) Each Lender may without the consent of the Borrower, the Issuing Bank, the Swingline Lender or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that
 (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers which extend the final scheduled maturity of any Loan or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Credit Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest amounts) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (PROVIDED that a waiver of any Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased thereby), or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement).

       (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
 Section 9.17.

       (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto.

       (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

       (j) If S&P, Moody's and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate of deposit ratings, or claims paying ratings, in the case of a Lender that is an insurance company, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in clause (b)), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in clause (b)) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

       SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Issuing Bank, the Swingline Lender, the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Credit Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Issuing Bank, the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents or the Loans made or the Notes or Letters of Credit issued hereunder, as applicable, including expenses incurred in connection with due diligence and the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agents or any Lender.

       (b) The Borrower agrees to indemnify the Issuing Bank, the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

       (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Letters of Credit, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any Lender or the Issuing Bank. All amounts due under this Section shall be payable on written demand therefor.

       SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Credit Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Credit Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

       SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1997 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

       SECTION 9.08. WAIVERS; AMENDMENT; REPLACEMENT LENDERS. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

       (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the date of any scheduled payment of principal of, or the date of any payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender or impose additional obligations on any Lender without the prior written consent of each Lender affected thereby, (iii) amend or modify the provisions of
 Section 2.17 or 9.04(i), the provisions of this Section or the definition of the term "Required Lenders", or release all or any substantial part of the Collateral or any material Subsidiary Guarantor, or waive any condition precedent to the initial Credit Event hereunder, without the prior written consent of each Lender, (iv) reduce the portion of any prepayment required to be applied against the outstanding Term Loans, or change the application of any such portion among the remaining installments of principal due in respect of the Term Loans pursuant to Section 2.13, without the consent of the Lenders holding a majority in the principal amount of the outstanding Term Loans; or
 (v) amend, modify or otherwise affect the rights or duties of the Arranger, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender, the Syndication Agent or the Documentation Agent hereunder or under any other Credit Document without the prior written consent of the Arranger, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender, the Syndication Agent or the Documentation Agent, as the case may be. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

       (c) Notwithstanding the foregoing, if the Borrower shall request the release of any Collateral that is to be the subject of any Asset Disposition and shall deliver to the Collateral Agent a certificate to the effect that such Asset Disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments as may be required to effect the release of such Collateral.

       (d) If a Lender refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement that requires the consent of all the Lenders and that has been approved by the Required Lenders, the Borrower shall have the right for a 60 day period following such refusal to replace such Lender (a "REPLACED LENDER") with one or more assignees permitted pursuant to Section 9.04 (collectively, the "REPLACEMENT LENDER") acceptable to Administrative Agent, PROVIDED that

             (i) at the time of any replacement pursuant to this clause, the Replacement Lender and Replaced Lender shall enter into one or more Assignment and Acceptances pursuant to Section 9.04(b) (and with all fees payable pursuant to Section 9.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, participations in Letters of Credit by and accrued interest and Fees of the Replaced Lender;

             (ii) the Replacement Lender shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the principal of, and all unpaid interest accrued on, all outstanding Loans of the Replaced Lender, and all accrued and unpaid Fees payable to the Replaced Lender and (B) all amounts in respect of drawings on Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all unpaid interest thereon;

             (iii) the Replacement Lender shall pay to the appropriate Issuing Bank an amount equal to such Replaced Lender's Revolving Percentage of any unpaid drawings with respect to Letters of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Lender; and

             (iv) all obligations of the Borrower owing to the Replaced Lender other than principal, interest and Commitment Fees shall be paid in full to such Replaced Lender concurrently with such replacement.

 Upon the execution of the respective Assignment and Acceptance, recordation of such assignment in the Register by Administrative Agent, and the payment of foregoing amounts, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Bank may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Bank (including the furnishing of a standby letter of credit in form and substance and issued by an issuer satisfactory to such Issuing Bank or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Bank) have been made with respect to such outstanding Letters of Credit.

       SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder or under the Note held by such Lender, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

       SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Credit Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

       SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       SECTION 9.12. SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (and the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

       SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in
 Section 9.03. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

       SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

       SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Documents against the Borrower or its properties in the courts of any jurisdiction.

       (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

       (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

       SECTION 9.16. JUDGMENT CURRENCY. (a) The obligations of the Borrower hereunder and under the other Credit Documents to make payments in dollars (the "OBLIGATION CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender or the Issuing Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender or the Issuing Bank under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "JUDGMENT Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

       (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation

 Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

       (c) For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

       SECTION 9.17. CONFIDENTIALITY. The Administrative Agent, the Arranger, the Collateral Agent and each of the Lenders and the Issuing Bank agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Arranger, the Collateral Agent or any Lender or the Issuing Bank shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Credit Documents, (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Arranger, the Collateral Agent or any Lender or the Issuing Bank on a nonconfidential basis from a source other than the Borrower or (f) to its own lenders and to ratings agencies to the extent required by such persons in the ordinary course of their business. For the purposes of this Section, "INFORMATION" means all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Arranger, the Collateral Agent or any Lender or the Issuing Bank based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Arranger, the Collateral Agent or any Lender or the Issuing Bank on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           CROSS COUNTRY TRAVCORPS, INC.,


                                           by /s/ Emil Hensel
                                              --------------------------------
                                              Name:  Emil Hensel
                                              Title: Chief Financial Officer

                                      CITICORP USA, INC., individually and as
                                      Administrative Agent, Collateral
                                      Agent, Issuing Bank and Swingline Lender,


                                      by /s/ Nicolas T. Erni
                                         --------------------------------
                                         Name:  Nicolas T. Erni
                                         Title: Director


                                      SALOMON SMITH BARNEY INC., as Arranger,


                                      by  /s/ Nicolas T. Erni
                                         --------------------------------
                                         Name:  Nicolas T. Erni
                                         Title: Attorney-in-Fact

                                      BANKERS TRUST COMPANY,
                                      individually and as Syndication Agent,


                                      by  /s/ Scottie D. Lindsey
                                         --------------------------------
                                         Name:  Scottie D. Lindsey
                                         Title: Vice President

                                      BANK OF AMERICA, N.A.,


                                      by /s/ Lucine Kirchhoff
                                         --------------------------------
                                         Name:  Lucine Kirchhoff
                                         Title: Managing Director

                                      FLEET NATIONAL BANK, N.A.,


                                      by /s/ Daniel Johnson
                                         --------------------------------
                                         Name:  Daniel Johnson
                                         Title: Vice President

                                      GE CAPITAL,

                                      by /s/ Eileen Mccolgan
                                         --------------------------------
                                         Name:  Eileen McColgan
                                         Title: Duly Authorized Signatory

                                         IBJ WHITEHALL BANK & TRUST


                                         by /s/ David Thauman
                                            --------------------------------
                                              Name:  David Thaumann
                                              Title: Director


                                         ING (U.S.) CAPITAL LLC


                                         by  /s/ William C. Pover
                                            --------------------------------
                                              Name:  William C. Pover
                                              Title: Director


                                         MERRILL LYNCH CAPITAL CORPORATION,


                                         by  /s/ Carol J.e. Feeley
                                            --------------------------------
                                            Name:  Carol J.E. Feeley
                                            Title: Vice President


                                         PROVIDENT BANK OF MARYLAND,


                                         by /s/ Jennifer L. Kissner
                                            --------------------------------
                                              Name:  Jennifer L. Kissner
                                              Title: Assistant Vice President


                                         SOVEREIGN BANK,


                                         by  /s/ Christopher A. Childs
                                            --------------------------------
                                              Name:  Christopher A. Childs
                                              Title: Senior Vice President


                                         SUNTRUST BANK, N.A.,


                                         by  /s/ Daniel S. Komitor
                                            --------------------------------
                                              Name:  Daniel S. Komitor
                                              Title: Director

                                      WACHOVIA BANK, N.A.,
                                      individually and as Documentation Agent,

                                      by
                                         --------------------------------
                                           Name:
                                           Title:

                                                                         ANNEX 1


                                  COMMITMENTS


Lender                   Revolving    Tranche A-1    Tranche A-2       Total
------                   ---------    -----------    -----------       -----

Citicorp USA           $  5,000,000   $ 19,146,667           --     $ 24,146,667

GE Capital                5,000,000     19,146,667           --       24,146,667

Wachovia Bank             5,000,000     19,146,667           --       24,146,667

Bankers Trust             3,000,000     11,488,000           --       14,488,000

Suntrust Bank             3,000,000     11,488,000      3,000,000     17,488,000

Fleet Bank                2,000,000      7,658,667     10,000,000     19,658,667

IBJ Whitehall             2,000,000      7,658,667           --        9,658,667

ING US Capital            2,000,000      7,658,667           --        9,658,667

Sovereign Bank            2,000,000      7,658,667           --        9,658,667

Provident Bank
of Maryland               1,000,000      3,829,333           --        4,829,333

Merrill Lynch                  --             --        8,500,000      8,500,000

Bank of America                --             --        8,500,000      8,500,000

TOTAL                  $ 30,000,000   $114,880,002   $ 30,000,000   $174,880,002